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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  LANGER, INC.,

                            GOODFOOT ACQUISITION CO.,

                                 BENEFOOT, INC.,

                      BENEFOOT PROFESSIONAL PRODUCTS, INC.,

                                  JASON KRAUS,

                                       AND

                                   PAUL LANGER

                             DATED AS OF MAY 6, 2002


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

ARTICLE I.          DEFINITIONS...................................................................................1

       1.1          Definitions...................................................................................1

       1.2          Interpretation................................................................................8


ARTICLE II.         PURCHASE OF PURCHASED ASSETS; CONSIDERATION...................................................8

       2.1          Purchased Assets..............................................................................8

       2.2          Excluded Assets..............................................................................10

       2.3          Assumed Liabilities..........................................................................10

       2.4          Excluded Liabilities.........................................................................11

       2.5          Consideration................................................................................12

       2.6          Certain Closing Adjustments and Covenants....................................................13

       2.7          Deferred Consideration.......................................................................14

       2.8          Allocation of the Purchase Price.............................................................16

       2.9          Delivery and Assignment of Purchased Assets; Attorney-in-Fact................................17

       2.10         Closing; Effective Date......................................................................18

       2.11         Fractional Shares............................................................................18

       2.12         Legending of Securities......................................................................18


ARTICLE III.        REPRESENTATIONS AND WARRANTIES OF LANGER AND PURCHASER.......................................18

       3.1          Capitalization...............................................................................18

       3.2          Organization; Standing and Power.............................................................19

       3.3          Authorization; Enforceability................................................................19

       3.4          No Violation or Conflict.....................................................................19

       3.5          Consent of Governmental Authorities..........................................................20

       3.6          Brokers......................................................................................20

       3.7          Issuance of Langer Common Stock..............................................................20

       3.8          SEC Filings..................................................................................20

       3.9          Litigation...................................................................................20

       3.10         No Default...................................................................................21


ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF THE SELLER.................................................21

       4.1          Organization.................................................................................21

       4.2          Authorization; Enforceability................................................................21

       4.3          No Violation or Conflict; Consent............................................................22

       4.4          Consents of Governmental Authorities.........................................................22

       4.5          Conduct of Business..........................................................................22

       4.6          Litigation; Disputes.........................................................................23

       4.7          Brokers......................................................................................23

       4.8          Compliance...................................................................................23

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       4.9          Charter, Bylaws and Corporate Records........................................................24

       4.10         Capitalization of Benefoot and Benefoot Products.............................................24

       4.11         Rights, Warrants, Options....................................................................24

       4.12         Financial Statements.........................................................................25

       4.13         Absence of Undisclosed Liabilities...........................................................25

       4.14         Title to Securities..........................................................................25

       4.15         Title to and Condition of Personal Property..................................................25

       4.16         Real Property................................................................................26

       4.17         Insurance....................................................................................27

       4.18         Governmental Authorizations..................................................................28

       4.19         Intellectual Property Rights.................................................................28

       4.20         Customers and Suppliers; Supplies............................................................30

       4.21         Related Parties..............................................................................31

       4.22         List of Accounts and Proxies.................................................................31

       4.23         Employee Policies, Manuals, etc..............................................................31

       4.24         Labor Relations..............................................................................31

       4.25         Employment Agreements and Employee Benefit Plans.............................................32

       4.26         Tax Matters..................................................................................34

       4.27         Material Agreements..........................................................................35

       4.28         Guaranties...................................................................................36

       4.29         Products.....................................................................................36

       4.30         Environmental and Safety Matters.............................................................37

       4.31         Accounts Receivable, Notes Receivable, and Costs in Excess of Billing........................38

       4.32         Accounts and Notes Payable...................................................................38

       4.33         Inventory Valuation..........................................................................38

       4.34         Absence of Certain Business Practices........................................................38

       4.35         Solvency.....................................................................................39

       4.36         Review of Forms..............................................................................39

       4.37         Investment Representations...................................................................39

       4.38         Ownership of Shares of Langer................................................................40

       4.39         Returns and Exchanges........................................................................40

       4.40         Purchase of the Seller's Shares..............................................................40

       4.41         Disclosure...................................................................................40


ARTICLE V.          INDEMNIFICATION..............................................................................40

       5.1          Survival of the Representations and Warranties...............................................40

       5.2          Investigation................................................................................40

       5.3          Indemnification Generally....................................................................41

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ARTICLE VI.         CLOSING; DELIVERIES..........................................................................46

       6.1          Closing Date Deliveries by the Seller........................................................46

       6.2          Closing Date Deliveries by Langer and/or the Purchaser.......................................48


ARTICLE VII.        ADDITIONAL AGREEMENTS........................................................................49

       7.1          Non-competition..............................................................................49

       7.2          General Confidentiality......................................................................50

       7.3          Continuing Obligations; Equitable Remedies...................................................51

       7.4          Change of Name; Post-Closing Use of Name and Tradenames......................................51

       7.5          Taxes........................................................................................52

       7.6          No Pre-Payment of Outstanding 4% Convertible Subordinated Notes..............................52

       7.7          Collection of Receivables....................................................................52

       7.8          Access to Records after Closing..............................................................54

       7.9          Treatment of Certain Excluded Liabilities....................................................54

       7.10         Treatment of Employees.......................................................................54

       7.11         Waiver of Jury Trial.........................................................................55

       7.12         Use of Leased Property.......................................................................55

       7.13         Payments of Accounts Payable.................................................................55


ARTICLE VIII.       MISCELLANEOUS................................................................................56

       8.1          Notices......................................................................................56

       8.2          Entire Agreement.............................................................................56

       8.3          Binding Effect...............................................................................57

       8.4          Knowledge of the Parties.....................................................................57

       8.5          Assignment...................................................................................57

       8.6          Waiver and Amendment.........................................................................57

       8.7          No Third Party Beneficiary...................................................................57

       8.8          Severability.................................................................................57

       8.9          Expenses.....................................................................................58

       8.10         Headings.....................................................................................58

       8.11         Counterparts.................................................................................58

       8.12         Time of the Essence..........................................................................58

       8.13         Injunctive Relief............................................................................58

       8.14         Remedies Cumulative..........................................................................58

       8.15         Governing Law................................................................................58

       8.16         Jurisdiction and Venue.......................................................................58

       8.17         Participation of Parties.....................................................................59

       8.18         Further Assurances...........................................................................59

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       8.19         Publicity....................................................................................59
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         ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 6, 2002, by and among LANGER, INC., a New York corporation ("Langer"), GOODFOOT ACQUISITION
CO., a Delaware corporation and a wholly-owned subsidiary of Langer (the
"Purchaser"), BENEFOOT, INC., a New York corporation ("Benefoot"), BENEFOOT
PROFESSIONAL PRODUCTS, INC., a New York corporation ("Benefoot Products" and, together with Benefoot, the "Seller"); and JASON KRAUS, an individual, and PAUL
LANGER, an individual (collectively, the "Principal Shareholders").

                                    PREAMBLE

         WHEREAS, Benefoot designs, manufactures and distributes foot and gait-related biomechanical products, including custom made prescription orthotic devices, and non-custom made orthotic devices, to the podiatric physician market, as well as other markets, including chiropractors, physical therapists, certified orthotists and prosthetists (the "Benefoot Business");

         WHEREAS, Benefoot Products markets and distributes footwear products to podiatrists' patients, including custom-made Birkenstock sandals and standard comfort shoes, which products are manufactured by third parties (the "Benefoot Products Business" and, together with the Benefoot Business, the "Business"); and

         WHEREAS, Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, on a going concern basis, substantially all of the assets, properties, and business of Seller, and assume certain of the liabilities of the Seller, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below and shall be equally applicable to both the singular and the plural:

         "Acquired Company" shall mean any company, division, entity, product line, or business acquired by a Langer Affiliate.

         "Affiliate" shall mean with respect to a specified Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

         "Agreement" shall mean this Asset Purchase Agreement together with all exhibits and schedules referred to herein.

         "Applicable Law" shall mean, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority

                                       1
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and any requirements imposed by common law or case law, applicable to such
Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person). Applicable Law includes, without limitation, Environmental and Safety Requirements, and state and local zoning and building laws.

         "Assignment and Assumption of the Office Lease" shall have the meaning set forth in Section 6.1(p).

         "Average Closing Price" shall mean the average closing price of the Langer Common Stock on the NASDAQ Small Cap Market for a ten (10) consecutive trading day period ending four (4) trading days prior to the Closing Date.

         "Average Gross Revenue" shall mean, with respect to any Acquired Company, the average of (i) the gross revenue derived from sales of DME Products by such Acquired Company during the six (6) month period prior to such acquisition multiplied by two (2) and (ii) the gross revenue derived from sales of DME Products by such Acquired Company during the twelve (12) month period prior to such acquisition, in each case less returns, credits, allowances, chargebacks, discounts and rebates generated during the applicable period.

         "Bill of Sale" shall have the meaning set forth in Section 6.1(d).

         "Cash Payment" shall have the meaning set forth in Section 2.5(a)(i).

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing" shall have the meaning set forth in Section 2.10.

         "Closing Date" shall have the meaning set forth in Section 2.10.

         "Closing Date Balance Sheet" shall have the meaning set forth in
Section 2.6(b).

         "COBRA" shall mean the Consolidated Omnibus Reconciliation Act of 1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

         "Competitive Business" shall have the meaning set forth in Section 7.1.

         "Consideration Shares" shall have the meaning set forth in Section 2.5(a)(iii).

         "Consulting Agreement" shall have the meaning set forth in Section 6.1.

         "Current Assets" shall mean the Seller's cash, cash equivalents, accounts receivable (net of allowances), prepaid expenses and security deposits, other receivables, and inventory, each as identified on Schedule 1.

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         "Current Liabilities" shall mean the Seller's (i) current maturities of long-term debt, (ii) current maturities of capitalized leases (excluding leases for automobiles other than vehicles used to delivery products of the Seller),
(iii) customer deposits, and (iv) accounts payable and accrued expenses, including accrued, but unpaid, rebates relating to the MVP Program, (excluding costs and expenses incurred by Seller incident to the negotiation and preparation of this Agreement and the transactions contemplated hereby), including accrued vacation and vacation days granted to the Seller's employees in lieu of bonuses, but excluding accrued vacations of the Principal Shareholders, and (v) payroll and other taxes payable (including accrued expenses), each as identified on Schedule 1. For the avoidance of doubt, Current Liabilities shall exclude all unearned revenue and warranty reserves described on Schedule 1.

         "Deferred Consideration" shall have the meaning set forth in Section 2.7(a).

         "Deferred Consideration Period" shall have the meaning set forth in
Section 2.7(a).

         "Determination Date" shall have the meaning set forth in Section
2.6(d).

         "Determining Accountants" shall have the meaning set forth in Section 2.6(c).

         "DME Products" shall mean (i) diabetic insoles, (ii) orthopedic softgoods, (iii) prefabricated orthoses, (iv) medicare therapeutic footwear products, including custom orthotics (as described by the then existing Medicare diabetic therapeutic program) that are bundled with footwear, (v) professional footwear program products, and (vi) ankle foot orthoses, and shall exclude (x) Birkenstock sandals or custom sandals and (y) custom orthotics (as described by the then existing Medicare diabetic therapeutic program) that are not bundled with footwear.

         "Encumbrance" shall mean any claim, lien, charge, security interest, pledge, mortgage, or any other restriction or encumbrance of any kind or nature.

         "Environmental Lien" shall mean any lien, whether recorded or unrecorded, in favor of any Governmental Authority, relating to any liability of the Seller, arising under any Environmental and Safety Requirements.

         "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

         "ERISA" shall have the meaning set forth in Section 4.25(a).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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         "Financial Statements" shall mean the combined balance sheets and the combined statements of income, cash flows and retained earnings of the Seller as of and for the fiscal years ended December 31, 2001, 2000 and 1999, including the notes thereto and the reports thereon of the Seller's independent auditors, each prepared in accordance with GAAP and audited in accordance with GAAS, consistently applied with prior periods.

         "GAAP" shall mean United States generally accepted accounting principles.

         "GAAS" shall mean United States generally accepted auditing standards.

         "Governmental Authority" shall mean any domestic, international, national, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing or any arbitrator or mediator.

         "Governmental Authorizations" shall mean all authorizations, consents, approvals, franchises, licenses and permits required under Applicable Law for the operation of the Business as presently operated.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

         "Indemnified Party" shall have the meaning set forth in Section 5.3(c).

         "Indemnifying Party" shall have the meaning set forth in Section
5.3(c).

         "Insurance Organizations" shall have the meaning set forth in Section 4.16(d).

         "Intellectual Property" shall mean any United States, foreign, international and state patents and patent applications, and continuations, reissues, divisions, or disclosures relating thereto, industrial design registrations, inventions, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, trademark or service mark registrations and applications, trade names, trade dress, fictitious names, assumed names, logos, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); Internet domain names; copyrights, copyright registrations, renewals and applications for copyright registrations, and mask works (collectively, "Copyrights"); Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, concepts, and methodologies (collectively, "Trade Secrets"); rights of privacy and publicity, including, but not limited to, the names, likenesses, voices, and biographical information of real persons, and all license agreements and other agreements granting rights relating to any of the foregoing.

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         "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or
(iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

         "knowledge", whether capitalized or lower case, when used with respect to Seller, shall mean the knowledge of the officers and directors of the Seller, after due inquiry.

         "Kraus Employment Agreement" shall have the meaning set forth in
Section 6.1.

         "Langer" shall have the meaning set forth in the preamble hereof.

         "Langer Affiliates" shall mean Langer and its Affiliates.

         "Langer Ancillary Agreements" shall mean the Bill of Sale, Registration Rights Agreement, the Promissory Notes, the Langer Employment Agreement, the Kraus Employment Agreement, and the Consulting Agreement.

         "Langer Common Stock" shall mean the common stock, par value $.02 per share, of Langer.

         "Langer DME Sales Program" shall collectively mean the sales and marketing program of the Langer Affiliates which market and sell DME Products (other than Acquired Companies which are not orthotic lab companies).

         "Langer Employment Agreement" shall have the meaning set forth in
Section 6.1.

         "Langer Lease" shall mean the lease entered into by Langer or the Purchaser with respect to the property located at 975 Long Island Avenue, Suite D, Deer Park, New York.

         "Langer 10-K" shall have the meaning set forth in Section 3.8.

         "Leased Property" shall have the meaning set forth in Section 4.16(a).

         "Leases" shall have the meaning set forth in Section 4.16(a).

         "Liabilities" shall have the meaning set forth in Section 4.13.

         "Litigation" shall have the meaning set forth in Section 4.6.

         "Long Term Liabilities" shall mean Benefoot's long term debt (excluding current maturities of long term debt), capitalized lease obligations (excluding current maturities of capitalized lease obligations), and deposits payable, each as identified on Schedule 1.

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         "Losses" shall have the meaning set forth in Section 5.3(a).

         "Material Agreements" shall have the meaning set forth in Section 4.27.

         "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event or condition of any character which has had or could have a material adverse effect on (i) the condition (financial or otherwise), results of operations, assets, liabilities, or properties of the Seller, taken as a whole, (ii) the Business, or (iii) the Purchased Assets.

         "May Health Plan Premium" shall have the meaning set forth in Section 7.10(e).

         "Neopost Lease" shall have the meaning set forth in Section 2.2(h).

         "Net Current Assets" shall mean the Current Assets less the Current Liabilities.

         "Net DME Sales" shall mean an amount equal to 99.6% (as may be adjusted on November 1, 2002 and quarterly thereafter to reflect the bad debt reserve for the preceding six months) of the gross revenues generated by Langer, the Purchaser, or the Purchased Assets from sales of DME Products to the professional community and patients who have been referred to Langer or the Purchaser by the professional community (i.e., not direct retail sales) in (i) the United States and all of its territories and possessions (including, but not limited to, Puerto Rico) and (ii) Canada, but only to the extent that sales in Canada are generated through the Langer DME Sales Program, less returns, credits, allowances, chargebacks, discounts and rebates generated during the applicable period; provided, that Net DME Sales shall not include revenues of any Acquired Company which (a) is not an orthotic lab company and (b) the sales of which are not generated through the Langer DME Sales Program.

         "Office Lease" shall mean the Lease Agreement between Benefoot and Heartland Rental Properties Partnership for the premises located at 150 Executive Drive, Suite T, Edgewood, New York, dated December 9, 1992, as amended on January 31, 1998, March 31, 2001, and April 11, 2001.

         "Other Liabilities" shall mean (i) product warranties, including warranties under warranty reserves relating to the BeneGuard Protection Program,
(ii) the warranty reserves, (iii) obligations relating to product returns and exchanges, (iv) unearned revenue (short term and long term) and (v) the May Health Plan Premium each as identified on Schedule 1.

         "Owned Property" shall have the meaning set forth in Section 4.16(a).

         "Person," whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "Post-Closing Settlement" shall have the meaning set forth in Section 2.6(d).

         "Principal Shareholders" shall have the meaning set forth in the preamble hereof.

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         "Product" shall have the meaning set forth in Section 4.29.

         "Purchase Price" shall have the meaning set forth in Section 2.5 hereof.

         "Purchaser" shall have the meaning set forth in the preamble hereof.

         "Purchaser Ancillary Agreements" shall mean the Bill of Sale.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 5.3(a).

         "Real Property" shall have the meaning set forth in Section 4.16(a).

         "Real Property Permits" shall have the meaning set forth in Section 4.16(d).

         "Registration Rights Agreement" shall have the meaning set forth in
Section 6.1.

         "Related Party" shall have the meaning set forth in Section 4.21.

         "Release" shall have the meaning set forth in CERCLA.

         "Review Period" shall have the meaning set forth in Section 2.6(b).

         "SEC" shall mean the Securities and Exchange Commission of the United States.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall have the meaning set forth in the preamble hereof.

         "Seller Ancillary Agreements" shall mean the Bill of Sale, the Lock-Up Agreement, the Registration Rights Agreement, and any agreements relating to the assignment of trademarks from the Seller to Langer or the Purchaser.

         "Seller Indemnified Parties" shall have the meaning set forth in
Section 5.3(b).

         "Seller Leases" shall mean the Office Lease and the Warehouse Lease.

         "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing,
(iv) without limitation to the foregoing, the software technology supporting any functionality contained on the Seller's Internet site(s), and (v) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

         "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of at least fifty percent (50%), or which may be controlled, directly or indirectly, by such Person.

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         "Tangible Property" shall have the meaning set forth in Section 4.15.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Authority" means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

         "Tax Group" shall have the meaning set forth in Section 4.26.

         "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Tooling" shall mean all tooling, molds, dies, plates, film, artwork, color reproductions, jigs, assembly line and test fixtures (including those relating to discontinued items) used in the Business, whether in the possession of Seller or in the possession of a third party.

         "Warehouse Lease" shall mean the Lease Agreement between Benefoot Products and Triangle Properties #5 for the premises located at 975 Long Island Avenue, Suite D, Deer Park, New York, dated March 2001, as amended on April 5, 2002.

1.2 Interpretation. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation", (ii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole, including the Exhibits and Schedules, and (iii) the use of any gender shall be construed to include all other genders, unless the context clearly indicates that less than all the genders is intended. References herein to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement.

                                   ARTICLE II.

                   PURCHASE OF PURCHASED ASSETS; CONSIDERATION

         2.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, on a going concern basis, free and clear of all Encumbrances (except for those Encumbrances set forth on Schedule 2.1), good and marketable title to all of the Business and operations of Seller and the goodwill associated therewith and all right, title, and interest in, to and under all of the assets (other than the Excluded Assets) and properties of Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used in connection with the Business as the same shall

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exist on the Closing Date (herein collectively called the "Purchased Assets"), including, but not limited to, all right, title and interest of Seller in, to and under:

              (a) the Current Assets (other than the amount of cash set forth on Schedule 1 which shall be retained by the Seller (the "Retained Cash"));

              (b) all transferable governmental approvals, authorizations, consents, licenses, orders, franchises, and other permits of all Governmental Authorities owned, held, or utilized by Seller in connection with the Business, including the Governmental Authorizations listed on Schedule 4.18;

              (c) the machinery, equipment, Tooling, vehicles (except to the extent that they constitute Excluded Assets), office equipment, furniture, fixtures, computer hardware and software and other personal property of every kind and description, owned, leased, or held by Seller, including the Tangible Property listed or referred to on Schedule 4.15;

              (d) all Intellectual Property (and all goodwill associated therewith), and the agreements, contracts, licenses, sublicenses, assignments and indemnities listed on Schedule 4.19, including the right to sue for and seek remedies against past, present, and future infringements thereof;

              (e) all raw materials, work in process, supplies, spare parts, and shipping and packing materials;

              (f) the Material Agreements and the leases, contracts, agreements, understandings, licenses, supply and distribution agreements, commitments, orders, or purchase orders with respect to the Purchased Assets not required by the terms of Section 4.27 to be listed or described in a schedule to this Agreement;

              (g) all of Seller's rights, claims or causes of action of whatever nature, contingent, or otherwise against third parties relating to the Purchased Assets or the Business arising out of transactions occurring prior to the Closing Date;

              (h) all books, records, files, and papers (including all data and other information stored on discs, tapes or other media) of Seller relating to the Business, including without limitation engineering or manufacturing information, lists of present of former suppliers, lists of present and former customers, personnel and employment records, and any information relating to Taxes imposed on the Purchased Assets;

              (i) all sales, promotion, advertising, and marketing materials of whatever form or nature owned or licensed by the Seller relating to the Business or the Purchased Assets;

              (j) all corporate names, including the name "Benefoot", telephone, telex and telephone facsimile numbers and other directory listings and Internet and other electronic addresses utilized in connection with the Business;

              (k) the exclusive right of Purchaser to represent itself as carrying on the Business in continuation thereof;

              (l) all right, title and interest in the Office Lease;

              (m) the security deposit relating to the Office Lease;

              (n) all goodwill and all other rights, properties, and assets of any kind or character whatsoever directly or indirectly relating to the conduct of the Business, whether tangible or intangible, owned, licensed, or held by the Seller, including, without limitation, the full benefit of all third party representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and the like and all security received by the Seller for the purchase or other acquisition of any part of the Purchased Assets, except to the extent such rights, properties, or assets comprise a part of an Excluded Asset or are expressly excluded by the terms of this Agreement.

         2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

              (a) all automobiles or leases for automobiles, other than the delivery vehicles and leases for delivery vehicles listed on Schedule 2.2;

              (b) all right, title and interest in all leases for real property to which the Seller is a party, other than the Office Lease;

              (c) any prepaid expenses relating to an Excluded Asset;

              (d) Seller's rights, claims or causes of action against third parties relating to the Business which might arise from or in connection with the Excluded Assets or the discharge by Seller of the Excluded Liabilities;

              (e) all claims, rights, and interests in and to any refunds for Taxes paid by Seller for periods prior to the Closing Date;

              (f) all insurance and other claims or rights to recoveries and similar benefits of the Seller which are not related to or derived from the Assumed Liabilities;

              (g) the articles of incorporation and by-laws of the Seller and all corporate minute books, stock books, corporate seals, stock transfer books, and other corporate records relating to the corporate organization and capitalization of the Seller; and

              (h) all right, title and interest relating to that certain computer and other equipment leased from Neopost, Inc. (the "Neopost Lease").

         2.3 Assumed Liabilities. On the Closing Date, the Purchaser shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof (herein referred to as the "Assumed Liabilities"):

              (a) the Current Liabilities;

              (b) the Long Term Liabilities;

              (c) the Other Liabilities; and

              (d) liabilities and obligations of Seller to be paid or performed after the Closing Date under (x) the Material Agreements, (y) the Office Lease, and (z) the contracts and other agreements with respect to the Business to which Seller is a party not required by the terms of Section 4.27 to be listed in a schedule to this Agreement, except in each case, to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default.

         2.4 Excluded Liabilities. The Purchaser expressly does not, and shall not, assume, be deemed to assume, or be obligated to pay, perform or otherwise discharge any liability, obligation, or commitment of Seller, the shareholders of the Seller, or their Affiliates, direct or indirect, known or unknown, absolute or contingent, not specifically identified as an Assumed Liability (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and, notwithstanding anything to the contrary in Section 2.3, none of the following shall be Assumed Liabilities for purposes of this
Agreement:

              (a) all costs and expenses incurred by Seller or the Principal Shareholders incident to their negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

              (b) all liabilities or obligations in respect of any Excluded Assets;

              (c) all other liabilities or obligations of the Seller, except for the Current Liabilities, the Long Term Liabilities, the Other Liabilities, and the liabilities and obligations assumed pursuant to Section 2.3(d);

              (d) all liabilities or obligations in respect of Taxes (whether imposed on the Seller, shareholders of the Seller, or any of their Affiliates) arising with respect to the Business or the Purchased Assets on or before the Closing Date, or the sale of the Purchased Assets to the Purchaser, including sales or other transfer Tax, whenever such Taxes become due or payable;

              (e) all liabilities and obligations, including damages, fines, and penalties, with respect to pending or threatened litigation, suits, claims, demands, or investigations or proceedings by Governmental Authorities to the extent they relate to or arise from occurrences, actions, or non-actions prior to the Closing Date;

              (f) all liabilities or obligations imposed by Applicable Law or associated with, arising out of or arising from (i) noncompliance by the Seller with any Applicable Law, including, but not limited to, those relating to employment practices and Environmental and Safety Requirements prior to the Closing Date, (ii) the occupancy, operation, use or control of any of the business property of the Seller prior to the Closing Date, or (iii) the operation of the Business prior to the Closing Date;

              (g) all claims, demands, liabilities, obligations, or litigation of any nature whatsoever arising out of or based upon events occurring or conditions existing on or before the Closing Date which relate to products sold or services performed by Seller on or before the Closing Date or any other action or inaction of Seller, whether founded upon negligence, breach of warranty, strict liability in tort and/or other legal theory seeking compensation or recovery for or relating to injury to persons or damage to property, notwithstanding that the date on which the injury, claim, demand, liability, or obligation was or is either before or after the Closing Date, other than a claim or liability included as an Assumed Liability;

              (h) all claims, demands, obligations or liabilities, including the cost and expenses of defense thereof, whether arising out of, based upon, or related to workers' compensation or employer's liability claims, negligence, strict liability in tort and/or other legal theory seeking compensation and/or recovery and arising out of injuries and occupational diseases sustained by employees of Seller on or before the Closing Date;

              (i) all liabilities and obligations arising from the breach or default by Seller, prior to the Closing Date, of any lease, contract, engagement, or commitment, including the Seller Leases and the Material Agreements;

              (j) all wages, compensation, premiums for medical and health insurance, severance premiums, deferred compensation, profit-sharing, pension contributions, or other welfare or benefit programs relating to the employees of the Seller accruing or arising on or prior to the Closing Date;

              (k) all costs, expenses, and liabilities associated with the Seller's termination of the Seller's employees as contemplated by Section 7.10(a), excluding the accrued vacation set forth on Schedule 2.4(k);

              (l) all liabilities for compensation (including salaries, wages, and benefits) and claims for severance and for payments in lieu of notice of termination made by employees of Seller who are not employed by Purchaser as of the Closing Date, including, without limitation, by reason of Seller's failure to comply with the Worker Adjustment and Restraining Notification Act ("WARN"), other than a liability included as an Assumed Liability; and

              (m) all liabilities, debts, and obligations relating to any employee profit sharing plans and savings and stock ownership plans and pension or retirement plans, health, and other employee plans, including, without limitation, any defined benefit pension plan or 401(k) plan.

              (n) all liabilities and obligations arising out of or relating to the Neopost Lease.

         2.5 Consideration. (a) Subject to adjustment as set forth in Section 2.6, the aggregate purchase price for the Purchased Assets shall be Six Million Dollars ($6,000,000) (the "Purchase Price"), payable by Purchaser to the Seller as follows:

                (i) $3,700,000, less an amount equal to the amount of Retained Cash, shall be payable at the Closing in cash by wire transfer of immediately available funds to an account or accounts specified by the Seller (the "Cash Payment");

                (ii) One promissory note issued to each of Benefoot and Benefoot Products by Langer in the aggregate initial outstanding amount of $1,800,000, substantially in the form attached hereto as Exhibit 1 hereto (the "Promissory Notes"); and

                (iii) A number of shares of Langer Common Stock having a value equal to $500,000, valued based upon the Average Closing Price (the "Consideration Shares");

              (b) The Cash Payment, initial outstanding amount of each Promissory Note, the Consideration Shares and the Deferred Consideration shall be allocated between Benefoot and Benefoot Products in the respective amounts set forth on Schedule 2.5(b) hereto.

         2.6 Certain Closing Adjustments and Covenants. (a) The Purchase Price
(i) shall be increased dollar for dollar to the extent that the Net Current Assets, as included in the Closing Date Balance Sheet, are in excess of $700,000 on the Closing Date and (ii) shall be decreased dollar for dollar to the extent that Net Current Assets, as included in the Closing Date Balance Sheet, are less than $700,000 on the Closing Date. Additionally, the Purchase Price (i) shall be increased dollar for dollar to the extent that the Long Term Liabilities, as included in the Closing Date Balance Sheet, are less than $400,000 on the Closing Date and (ii) shall be decreased dollar for dollar to the extent that Long Term Liabilities, as included in the Closing Date Balance Sheet, exceed $400,000 on the Closing Date.

              (b) For purposes of calculating the Net Current Assets and the Long Term Liabilities, the Seller's independent accountants shall conduct an audit of the closing date balance sheet of the Seller promptly after the Closing, and within 45 days following the Closing Date, the Seller shall deliver to the Purchaser (i) a balance sheet of the Seller as at the Closing Date (the "Closing Date Balance Sheet") prepared in accordance with GAAP applied on a basis consistent with the Financial Statements and audited in accordance with GAAS, and (ii) an unaudited statement of Net Current Assets and Long Term Liabilities, derived from the items set forth on the Closing Date Balance Sheet. Notwithstanding the immediately preceding sentence, if the accounting policies and procedures applied by Seller in the preparation of the Financial Statements are not in accordance with GAAP, the Closing Date Balance Sheet shall nevertheless be prepared in accordance with GAAP. The Closing Date Balance Sheet and such statement of Net Current Assets and Long Term Liabilities shall exclude any adjustments or modification to the historical carrying values of assets and liabilities resulting from the recording of the transactions contemplated hereby. The Purchaser and its accountants shall be afforded access to and shall review the workpapers of the Seller and its accountants in connection with the preparation of the Closing Date Balance Sheet and such statement of Net Current Assets and Long Term Liabilities. The Closing Date Balance Sheet shall become final and binding upon the parties unless, within 30 days following delivery to the Purchaser (such 30 day period hereinafter referred to as the "Review Period"), notice is given by the Purchaser to the Seller of the Purchaser's dispute of the Closing Date Balance Sheet, setting forth in reasonable detail the

Purchaser's basis for such objection. If notice of dispute is timely given by the Purchaser, the parties shall work together in good faith to resolve such dispute.

              (c) If the parties are unable to reach agreement within 30 days after notice of dispute has been received by the Seller, the dispute shall be referred for resolution to KPMG Peat Marwick, LLP (the "Determining Accountants") as promptly as practicable. The Determining Accountants shall make a determination as to each item in dispute, which determination shall be (i) in writing, (ii) furnished to Langer, the Purchaser, the Seller, and the Principal Shareholders as promptly as practicable after the items in dispute have been referred to the Determining Accountants, (iii) made in accordance with this Agreement, and (iv) conclusive and binding upon each party hereto. Each of Purchaser and the Seller shall use reasonable efforts to cause the Determining Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Determining Accountants for information, books, records and similar items.

              (d) If any post-closing adjustment is required or permitted to be made pursuant hereto, the settlement thereof (the "Post-Closing Settlement") shall take place at the offices of Kane Kessler, P.C. at 10:00 a.m. local time on the fifth business day following the end of the Review Period, or in the event such matter has been referred to the Determining Accountants, on the fifth business day following the date upon which the written determination of the Determining Accountants becomes final and binding upon the parties, or at such other time and place as the Purchaser and the Seller may mutually agree in writing (the "Determination Date"). If at the Post-Closing Settlement the Purchase Price is increased, the Purchaser shall pay the first $100,000 of any such increase in cash by wire transfer of immediately available funds to an account or accounts specified by the Seller, and the balance of such increase shall be paid in a number of shares of Langer Common Stock equal to the balance of such increase, valued at the average closing price of the Langer Common Stock on the NASDAQ Small Cap Market for the ten (10) consecutive trading day period ending three (3) trading days prior to the Determination Date. If at the Post-Closing Settlement the Purchase Price is decreased, the first $100,000 of any such decrease shall be paid in cash by wire transfer of immediately available funds to an account or accounts specified by Langer, and the balance of such decrease shall be set-off from the Promissory Notes in proportion to the initial outstanding amount of each Promissory Note. The fees and expenses of each party's respective accountants shall be borne by such party; provided; however, the Purchaser shall pay the initial $10,000 of the cost incurred by the Seller for the preparation of the Closing Date Balance Sheet. The fees and expenses of the Determining Accountants incurred in connection with its review and determination shall be borne one-half by the Purchaser and one-half by the Seller.

         2.7 Deferred Consideration. (a) Langer shall pay the Seller deferred consideration ("Deferred Consideration") in cash in an amount equal to nine percent (9%) of the Net DME Sales during the first two years after the Closing Date (the "Deferred Consideration Period"), up to a maximum aggregate amount of $1,000,000. The parties agree that for the purpose of calculating Deferred Consideration, the following parameters shall apply:

                (i) Net DME Sales during any Deferred Consideration Calculation Period (as defined below) shall be decreased by the product of (x) $400,000 times (y) a fraction, the numerator of which is the number of days within such Deferred Consideration Calculation Period and the denominator of which is 365.

                (ii) If the gross revenue from all sales of DME Products by an Acquired Company which occur during any Deferred Consideration Calculation Period but after the date of acquisition of such Acquired Company exceeds the product of (x) Average Gross Revenue of such Acquired Company times (y) a fraction, the numerator of which is the number of days within such Deferred Consideration Calculation Period after the date of acquisition of such Acquired Company and the denominator of which is 365 (such amount being the "Excess Acquired Company Gross Revenue"), then:

                      (x) If such Acquired Company is an orthotic lab company, Net DME Sales for such Deferred Consideration Period shall include the Excess Acquired Company Gross Revenue with respect to such Deferred Consideration Period; and

                      (y) If such Acquired Company is not an orthotic lab company, Net DME Sales for such Deferred Consideration Period shall include the Excess Acquired Company Gross Revenue with respect to such Deferred Consideration Period to the extent that such sales are generated through the Langer DME Sales Program. Such Net DME shall not include revenues of any Acquired Company (i) which is not an orthotic lab company and (ii) the sales of which are not generated through the Langer DME Sales Program.

         (b) Deferred Consideration shall be paid as follows:

                (i) Fifty Percent (50%) of Deferred Consideration earned during the period beginning on the Closing Date and ending on November 6, 2002 shall be paid on or before December 21, 2002;

                (ii) One Hundred Percent (100%) of Deferred Consideration earned during the period beginning on the Closing Date and ending on December 31, 2002, less the amount of any payment made pursuant to Section 2.7(b)(i) above, shall be paid on or before the 15th day following the completion of the audit for the fiscal year ended December 31, 2002 by Langer's independent accountants;

                (iii) Fifty Percent (50%) of Deferred Consideration earned during the period beginning January 1, 2003 and ending June 30, 2003 shall be paid on or before August 14, 2003;

                (iv) One Hundred Percent (100%) of Deferred Consideration earned during the period beginning January 1, 2003 and ending December 31, 2003, less the amount any payment made pursuant to Section 2.7(b)(iii) above, shall be paid on or before the 15th day following the completion of the audit for the fiscal year ended December 31, 2003 by Langer's independent accountants; and

                (v) One Hundred Percent (100%) of Deferred Consideration earned during the period beginning on January 1, 2004 and ending on May 6, 2004 shall be paid on or before June 20, 2004.

              Each time period described in Sections 2.7(b)(i)-(v) above shall be referred to herein as a "Deferred Consideration Calculation Period".

              (c) If, within the Deferred Consideration Period, the employment of either of Jason Kraus or Paul Langer is terminated by Langer without Cause or if either of Jason Kraus or Paul Langer shall terminate his employment for Good Reason, each as defined in the Kraus Employment Agreement or the Langer Employment Agreement, as the case may be, then, with respect to each such termination, an amount equal to the difference between $500,000 and one-half of the aggregate payments of Deferred Consideration paid to Seller through the date of such termination shall be accelerated and be immediately due and payable in cash by wire transfer of immediately available funds to Seller upon such termination.

              (d) For the period commencing on the Closing Date through November 1, 2002, Langer shall make available to the Langer DME Sales Program the same categories, but not necessarily the same levels, of resources which it makes available to other Langer sales programs (e.g., the amounts of resources made available to the Langer DME Sales Program may be greater or less than the amounts of resources made available to other Langer sales programs). On each of November 1, 2002, February 1, 2003, May 1, 2003, August 1, 2003, and November 1, 2003 (each a "Comparison Date"), Net DME sales for the six month period immediately preceding such Comparison Date ("Six Month Sales") will be compared to the Net DME sales targets set forth on Schedule 2.7(d) (the "Sales Targets") with respect to such Comparison Date. If on any Comparison Date, the Six Month Sales with respect to such Comparison Date is equal to or greater than the Sales Target with respect to such Comparison Date, then for the six months following such Comparison Date, Langer shall make available to the Langer DME Sales Program the same categories, but not necessarily the same levels, of resources which it makes available to other Langer sales programs (e.g., the amounts of resources made available to the Langer DME Sales Program may be greater or less than the amounts of resources made available to other Langer sales programs). Net DME Sales, for the purpose of this Section 2.7(d), shall exclude all sales of DME Products by an Acquired Company.

              (e) Langer and the Purchaser shall have the sole and absolute right to establish and modify prices for DME Products and its other products from time to time.

         2.8 Allocation of the Purchase Price. In order to facilitate certain tax filings, the Purchase Price, as adjusted pursuant to Section 2.6, and the value of the Assumed Liabilities shall be allocated among the Purchased Assets and restrictive covenants in the manner set forth on Schedule 2.8. The Purchaser and the Seller each agree to file timely IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with Schedule 2.8 and in compliance with the requirements of Section 1060 of the Code, and no party shall take any position inconsistent with Schedule 2.8 upon examination of any such Tax Return, in any claim, or otherwise.

         2.9 Delivery and Assignment of Purchased Assets; Attorney-in-Fact. (a) Promptly following the Closing, Seller will put the Purchaser into full physical possession and enjoyment of the Purchased Assets. With respect to the Purchased Assets listed on Schedule 4.15 that cannot be physically delivered to the Purchaser because they are in the possession of third parties or otherwise, the Seller shall give irrevocable instructions to the party in possession thereof, promptly following the Closing, with copies to the Purchaser, that all right, title, and interest therein have been vested in the Purchaser and that the same are to be held for the Purchaser's exclusive use and benefit.

              (b) To the extent that the assignment by the Seller to the Purchaser of any Material Agreement or other contract, agreement, instrument, lease, license, understanding, or arrangement to be assigned to the Purchaser hereunder shall require the consent of a party other than the Seller, including those set forth on Schedule 4.3, which has not been obtained prior to the Closing and if Langer and the Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless the Purchaser before, at, or after the Closing elects in a writing delivered to the Seller, specifically identifying such absent consent, to waive such consent. Nothing in this Section 2.9(b) regarding such non-assignment or such election shall limit any rights Langer or the Purchaser may have against the Seller as a result of the failure to obtain such consent.

              (c) All costs and expenses incurred in connection with the assignment and transfer of the Purchased Assets (including, but not limited to, amounts required to be paid in order to obtain necessary consents for such assignments and transfers) shall be borne solely by the Seller.

              (d) Seller hereby constitutes and appoints Purchaser, and its successors and assigns, the true and lawful attorneys-in-fact of Seller with full power of substitution, in the name of Purchaser or the name of Seller, on behalf of and for the benefit of Purchaser, to collect all accounts receivable included within the Purchased Assets and other items being transferred, conveyed and assigned to Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments included with the Purchased Assets in the name of Seller for the purpose of collection, to institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets being transferred, conveyed and assigned as provided herein and to defend and compromise any and all actions, suits or proceedings in respect of any of such Purchased Assets and Assumed Liabilities and to do all such acts and things in relation thereto as Purchaser may deem advisable in its sole discretion. Seller acknowledges and agrees that the foregoing powers are coupled with an interest and shall be irrevocable. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and Seller, the Principal Shareholders, and their Affiliates shall pay to Purchaser, if and when received, any amounts which shall be received by Seller, the Principal Shareholders, or their Affiliates after the Closing in respect of the Purchased Assets to be transferred, conveyed and assigned to Purchaser as provided herein; and Langer, the Purchaser, and the Affiliates shall pay to Seller, if and when received, any amounts which shall be received by Langer, the Purchaser, or their Affiliates after the Closing in respect of the Excluded Assets.

         2.10 Closing; Effective Date. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, on May 6, 2002, or on such other date and at such other place as may be agreed to by the parties. The Closing shall be deemed to be effective as of 12:01 a.m., New York City time, on such date, and such date is referred to herein as the "Closing Date". All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         2.11 Fractional Shares. Notwithstanding any other provision of this Agreement, if the Seller would otherwise have been entitled to receive a fraction of a share of Langer Common Stock, the number of shares issuable shall be rounded up or down to the nearest whole number.

         2.12 Legending of Securities. Each certificate for Langer Common Stock to be issued to the Seller as part of the Consideration Shares, and each certificate for Langer Common Stock to be issued pursuant to the Consulting Agreement shall bear substantially the following legend:

             "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

             IN ADDITION, THE TRANSFER OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY IS RESTRICTED BY THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF LANGER AND PURCHASER

         In order to induce the Seller and the Principal Shareholders to enter into this Agreement and the Seller Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, Langer and the Purchaser, jointly and severally, make the representations and warranties set forth below to the Seller and the Principal Shareholders.

         3.1 Capitalization. The authorized capital stock of Langer consists of
(i) 10,000,000 shares of common stock, $.02 par value per share, of which four million two hundred thousand nine hundred twenty two (4,200,922) shares were issued and outstanding as of March 26, 2002 and (ii) two hundred fifty thousand (250,000) shares of preferred stock, $1.00 par value per share, of which no shares are outstanding. Except as set forth on
Schedule 3.1, as of March 26, 2002, there were no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Langer, or (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Langer.

         3.2 Organization; Standing and Power. Langer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.3 Authorization; Enforceability. Each of Langer and the Purchaser has all requisite right, corporate power, and corporate authority to execute, deliver, and perform this Agreement, the Langer Ancillary Agreements, and the Purchaser Ancillary Agreements, as the case may be, and to consummate the transactions contemplated hereby and thereby. This Agreement, the Langer Ancillary Agreements, the Purchaser Ancillary Agreements, and all other agreements or documents executed and delivered by Langer and the Purchaser pursuant to this Agreement have been duly authorized by each of Langer and the Purchaser, do not require any further authorization or consent of Langer or the Purchaser, and have been duly executed and delivered by Langer and the Purchaser, as the case may be, and constitute the legal, valid and binding obligations of Langer and Purchaser, as the case may be, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         3.4 No Violation or Conflict. (a) The execution, delivery and performance of this Agreement, the Langer Ancillary Agreements, the Purchaser Ancillary Agreements, and the other agreements and documents pursuant hereto by Langer and the Purchaser and the consummation by Langer and Purchaser of the transactions contemplated hereby and thereby: (i) do not violate or conflict with any Applicable Law, except where such violation or conflict would not have a Material Adverse Effect, (ii) do not violate or conflict with any provision of Langer's and Purchaser's certificate of incorporation or bylaws; and (iii) do not, with or without the passage of time or the giving of notice, (x) result in the breach of, constitute a default, or give rise to a right of termination, cancellation, or acceleration of performance or loss of benefit or other adverse reaction under, or in any way affect the continuation, validity, or effectiveness of any agreement, understanding, or instrument to which Langer and the Purchaser are a party or by which Langer and the Purchaser or their respective properties may be bound or affected or (y) result in the creation of any Encumbrance upon any property or assets of Langer and Purchaser pursuant to any agreement, understanding, or instrument to which Langer and Purchaser are a party or by which Langer and Purchaser or their respective properties may be bound or affected.

              (b) Except as set forth on Schedule 3.4, the consummation of the transactions contemplated by this Agreement, the Langer Ancillary Agreements, the Purchaser Ancillary Agreements and the other agreements executed and delivered by Langer or the Purchaser at the Closing will not require the notification of or consent, approval, or authorization of any third party, other than a notification or consent which is not required to be obtained until after the date hereof. Each of the consents, approvals, and authorizations listed on
Schedule 3.4 has been
obtained and are valid, unconditional, and in full force and effect as of the date hereof, except as set forth on Schedule 3.4.

         3.5 Consent of Governmental Authorities. No consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority is required to be made by Langer and Purchaser in connection with the execution, delivery or performance by Langer and Purchaser of this Agreement, the Langer Ancillary Agreements, or the Purchaser Ancillary Agreements or the consummation by Langer and Purchaser of the transactions contemplated hereby, other than as required by the Securities Act or applicable state law with respect to the issuance of the Consideration Shares and the shares of Langer Common Stock to Dr. Sheldon Langer under the Consulting Agreement.

         3.6 Brokers. Except for Lloyds Capital, Inc., Langer and Purchaser have not employed any financial advisor, broker or finder. Langer and the Purchaser shall be solely responsible for all fees, commissions, and expenses of Lloyds Capital, Inc. incurred by Langer and the Purchaser in connection with the transactions contemplated by this Agreement.

         3.7 Issuance of Langer Common Stock. The shares of Langer Common Stock, when issued and delivered to the Seller in accordance with the terms and provisions of this Agreement and to Dr. Sheldon Langer in accordance with the terms and provisions of the Consulting Agreement, will be (i) duly authorized and validly issued, fully paid and non-assessable, (ii) free and clear of any Encumbrances, and (iii) assuming the accuracy of the representations and warranties set forth in Sections 4.36 and 4.37 and in the Representation Letters, dated as of the date hereof signed by the Seller and each of its stockholders and delivered to Langer and the Purchaser and the making of filings that are not required to be made until after the date hereof, are issued in compliance with the Securities Act and Applicable Law.

         3.8 SEC Filings. The audited consolidated balance sheets and related consolidated statements of income, cash flows, and changes in stockholders' equity (together with related notes) as of and for the ten months ended December 31, 2001 and the twelve months ended February 28, 2001, as set forth in Langer's annual report on Form 10-K, as amended, with respect to the ten months ended December 31, 2001, as filed with the SEC (the "Langer 10-K"), (x) fairly present in all material respects the financial position of Langer as of December 31, 2001 and February 28, 2001 and the results of its operations, cash flows, and stockholders' equity for the ten months ended December 31, 2001 and the twelve months ended February 28, 2001 and (y) were prepared in accordance with GAAP applied on a consistent basis throughout such period, except as otherwise indicated in the notes thereto.

         3.9 Litigation. There are no suits or actions pending or, to the knowledge of Langer and Purchaser, threatened, against Langer and Purchaser, which if decided against Langer and Purchaser would materially affect the ability of Langer and Purchaser to consummate the Closing. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Langer and Purchaser or the operation of Langer and Purchaser, which if decided against Langer and Purchaser would materially affect the ability of Langer and Purchaser to consummate the Closing.

         3.10 No Default. To the knowledge of Langer, as of the date hereof, there exists no Default or Event of Default under the Convertible Subordinated Note Purchase Agreement, dated October 31, 2001, between the Company and the purchasers thereunder (the "Note Purchase Agreement") or under the promissory notes issued pursuant to the Note Purchase Agreement. As of the date hereof, Langer has made all payments required pursuant to Section 10(a) of the Note Purchase Agreement.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         In order to induce Purchaser and Langer to enter into this Agreement, the Langer Ancillary Agreements, and the Purchaser Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, the Seller and each of the Principal Shareholders, jointly and severally, make the representations and warranties set forth below to Purchaser and to Langer.

         4.1 Organization. (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of New York. Each Seller is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Each jurisdiction in which the Seller is so qualified is listed on Schedule 4.1(a) hereto. Each Seller has the requisite right, power and authority (i) to own or lease and operate its properties and (ii) to conduct its business as presently conducted.

              (b) Except as set forth on Schedule 4.1(b), the Seller does not, directly or indirectly, (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, limited liability company, joint venture or other entity, (b) control any corporation, partnership, joint venture or other entity, or (c) have any Investments.

         4.2 Authorization; Enforceability. Each Seller has all requisite right, corporate power and corporate authority to execute, deliver and perform this Agreement and the Seller Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Each Principal Shareholder has the capacity to execute, deliver, and perform this Agreement and the agreements or other documents contemplated hereby to which it is a party. This Agreement, the Seller Ancillary Agreements, the Langer Employment Agreement, the Kraus Employment Agreement and all other agreements or documents executed and delivered by the Seller or the Principal Shareholders pursuant to this Agreement have been duly authorized by the Seller and the Principal Shareholders, do not require any further authorization or consent of the Seller or the Principal Shareholders, and have been and will be duly executed and delivered and constitute the legal, valid and binding obligations of Seller and the Principal Shareholders enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         4.3 No Violation or Conflict; Consent. (a) Except as set forth on
Schedule 4.3 hereto, the execution, delivery and performance of this Agreement, the Seller Ancillary Agreements, the Langer Employment Agreement, and the Kraus Employment Agreement, and the other agreements and documents pursuant hereto by the Seller and the Principal Shareholders and the consummation by the Seller and the Principal Shareholders of the transactions contemplated hereby: (i) do not materially violate or conflict with any Applicable Law, (ii) do not violate or conflict with any provision of either Seller's certificate of incorporation or bylaws; and (iii) do not, with or without the passage of time or the giving of notice, (x) result in the material breach of, constitute a default, or give rise to a right of termination, cancellation, or acceleration of performance or loss of material benefit or other adverse reaction under, or in any way affect the continuation, validity, or effectiveness of any Material Agreement or any other agreement, understanding, or instrument which is a Purchased Asset to which the Seller or any Principal Shareholder is a party or by which the Seller or the Principal Shareholders or their respective properties may be bound or affected or (y) result in the creation of any Encumbrance upon any property or assets of the Seller or the Principal Shareholders pursuant to any Material Agreement or any other agreement, understanding, or instrument which is a Purchased Asset to which the Seller or any Shareholder is a party or by which the Seller or the Principal Shareholders or their respective properties may be bound or affected.

              (b) Except as set forth on Schedule 4.3, the consummation of the transactions contemplated by this Agreement, the Seller Ancillary Agreements, the Langer Employment Agreement, and the Kraus Employment Agreement and the other agreements executed and delivered by the Seller or the Principal Shareholders at the Closing will not require the notification of or consent, approval, or authorization of any third party. Each of the consents, approvals, and authorizations listed on Schedule 4.3 has been obtained and are valid, unconditional, and in full force and effect as of the date hereof, except as set forth on Schedule 4.3.

         4.4 Consents of Governmental Authorities. Except as set forth on
Schedule 4.4, no consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority is required to be made in connection with the execution, delivery or performance of this Agreement, the Seller Ancillary Agreements, the Langer Employment Agreement, or the Kraus Employment Agreement by the Seller or the Principal Shareholders or the consummation by the Seller of the transactions contemplated hereby.

         4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto, since December 31, 2001, the Seller has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Change. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5, since December 31, 2001, Seller has not:
(a) amended its certificate of incorporation or bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue, sell, redeem, purchase, or register any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;
(d) declared or paid any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock, other than distributions to its shareholders sufficient to pay taxes with respect to their ownership of capital stock of the Seller; (e) sustained any operating loss or reduction in net assets; (f) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a Material Adverse Effect; (g) sold, leased, or disposed of any material assets or property; (h) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any Encumbrance of any kind, except liens for Taxes not currently due; (i) made or committed to make any capital expenditures in excess of $1,000, other than capital expenditures in the ordinary course of business consistent with past practice; (j) become subject to any Guaranty; (k) changed any accounting method used by the Seller or been affected by any material change in any accounting method used by the Seller; (l) granted any increase in the compensation payable or to become payable to directors, officers, or employees paid more than $40,000 per year (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (m) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement or received notice of any such amendment or termination; (n) experienced any strike, work stoppage or slowdown; (o) received notice of any adverse change in its relationship with any financial institution, customer or supplier with which it currently does business, nor is the Seller aware of any circumstance that could reasonably lead to such a change; (p) in writing, or orally through the Principal Shareholders or any other person with authority to act on behalf of the Seller, increased or agreed to increase any fee, compensation, or other payment to any other Person or supplier, including pursuant to any technology or patent license agreement, other than in the ordinary course of business consistent with past practice or
(q) entered into any agreement to do any the foregoing.

         4.6 Litigation; Disputes. Except as set forth on Schedule 4.6, there are no actions, suits, investigations, arbitrations, claims or proceedings ("Litigation") pending or, to the knowledge of the Seller or the Principal Shareholders, threatened by or before any Governmental Authority or arbitrator,
(a) affecting the Seller (as plaintiff or defendant) or the Purchased Assets or
(b) against the Seller or the Principal Shareholders relating to the Purchased Assets or the transactions contemplated by this Agreement, and there exist no facts or circumstances known to the Seller or the Principal Shareholders creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described above. Schedule 4.6 sets forth a complete and accurate list and description of any Litigation commenced against the Seller in the last five (5) years. No dispute or claim exists between the Seller and any of its customers, suppliers, or distributors that could reasonably be expected to have a Material Adverse Effect.

         4.7 Brokers. Except as set forth on Schedule 4.7 hereto, neither the Seller nor the Principal Shareholders has employed any financial advisor, broker or finder, and neither of them has incurred or will incur any other broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. The Seller shall be solely responsible for all fees, commissions, and expenses of any Person set forth on Schedule 4.7 hereto incurred in connection with the transactions contemplated by this Agreement.

         4.8 Compliance. The Seller is in material compliance with all Applicable Law including, but not limited to, those relating to (a) the development, manufacture, distribution, marketing and sale of products and services, (b) employment, (c) building, zoning and land use, (d) Environmental and Safety Requirements, (e) the bidding for contracts by and the conduct of business by federal and state contractors, (f) the Medicare and Medicaid Anti-Fraud and Abuse Amendments to the Social Security Act (42 U.S.C. ss.1320a-7a-b and 42 U.S.C. ss.1396h(a)), (g) the Federal False Claims Act, and
(h) the Stark Law (42 U.S.C. ss.1395nn). The Seller is not subject to any judicial, governmental or administrative order, judgment or decree. Attached hereto as Schedule 4.8 are true and correct copies of all reports of inspections of the Purchased Assets, the Business and properties of the Seller which occurred during the past five (5) years through the date hereof, under all Applicable Laws. Neither the Seller nor the Shareholders has received notice of any violation (or any investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of any violation) of any Applicable Law, and to the knowledge of the Seller or the Principal Shareholders, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of violation of any Applicable Law by the Seller is threatened or contemplated.

         4.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the certificate of incorporation of each Seller, as amended and in effect on the date hereof and (b) the bylaws of each the Seller, as amended and in effect on the date hereof, has previously been made available to the Purchaser. The minute books of each Seller has previously been made available to the Purchaser. Such minute books contain complete and accurate records, in all material respects, of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of each Seller from the date of its incorporation to the date hereof. All such meetings were duly called and held in accordance with the corporate laws of the State of New York.

         4.10 Capitalization of Benefoot and Benefoot Products. (a) Benefoot. The authorized capital stock of Benefoot consists of (i) 7,500 shares of common stock, no par value, of which two hundred (200) shares are issued and outstanding, and (ii) no shares of preferred stock (such outstanding common stock and outstanding preferred stock, the "Outstanding Benefoot Capital Stock"). All shares of the Outstanding Benefoot Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Benefoot from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights.


              (b) Benefoot Products. The authorized capital stock of Benefoot Products consists of (i) 200 shares of common stock, no par value, of which one hundred three and ninety five hundredths (103.95) shares are issued and outstanding, and (ii) no shares of preferred stock (such outstanding common stock and outstanding preferred stock, the "Outstanding Benefoot Products Capital Stock"). All shares of the Outstanding Benefoot Products Capital Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Benefoot Products from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights.

         4.11 Rights, Warrants, Options. Except as set forth on Schedule 4.11 hereto, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller of any its capital stock or other equity interests, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

         4.12 Financial Statements. Attached hereto as Schedule 4.12 are true and complete copies of the Financial Statements and the Seller's balance sheet and profit and loss statements for the three months ended March 31, 2002 (the "First Quarter Statements"). Except as set forth on Schedule 4.12, the Financial Statements and the First Quarter Statements: (a) are correct and complete in all material respects and have been prepared in accordance with the books of account and records of the Seller; (b) fairly present, and are true, correct and complete statements in all material respects of the Seller's financial condition and the results of its operations and cash flows at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP and audited in accordance with GAAS (except with respect to the First Quarter Statements), consistently applied with prior periods; provided, however, that it is understood that the Financial Statements differ from the presentation contained in the Seller's unaudited financial statements, dated as of October 31, 2001, prepared by Seller and delivered to Langer prior to the date hereof with respect to the items referred to on Schedule 4.12.

         4.13 Absence of Undisclosed Liabilities. Except for Liabilities (as defined below) incurred in the ordinary course of business consistent with past practice since January 1, 2002, the Seller does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, ("Liabilities"), which were not fully and adequately reflected on (i) the Financial Statements or
(ii) Schedule 4.13. There are no circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of Seller except in the ordinary course of business or as otherwise set forth on Schedule 4.13.

         4.14 Title to Securities. The shareholders of the Seller are the record and beneficial owner of the shares of common stock or other securities of the Seller listed opposite their names on Schedule 4.14, and, such securities are owned free and clear of any Encumbrances and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. The shares of common stock listed on
Schedule 4.14 constitute all of the issued and outstanding capital stock of the Seller.

         4.15 Title to and Condition of Personal Property. Schedule 4.15 sets forth all interests owned or claimed by the Seller (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used in the Business ("Tangible Property"). The Seller has good and marketable title to, or in the case of leased property, has a valid leasehold interest in, each item of Tangible Property, free and clear of any options or Encumbrances whatsoever, except as set forth on Schedule
4.15 hereto. Except as set forth on Schedule 4.15, all Tangible Property owned by the Seller or used by the Seller on the date hereof (with a replacement value in excess of $250) in the operation of the Business is in good operating condition and in a good state of maintenance and repair (subject to normal wear and tear), is adequate for the Business as presently conducted, and is inspected, maintained, and operated in conformity with all Applicable Law in all material respects. Except as set forth on Schedule 4.15, there are no assets owned by the shareholders of the Seller or any third party which are used in or necessary for the operation of the Business, as presently conducted. Schedule
4.15 sets forth a complete and accurate list of all Tangible Property that are in the possession of any third party. The automobiles identified on Schedule 2.2 as being owned or leased by the Seller were acquired and are used exclusively for the purpose of delivering products of the Seller.

         4.16 Real Property. (a) The Seller does not own any fee simple interest in real property other than as set forth on Schedule 4.16. The Seller does not lease or sublease (as lessee or sublessee) any real property other than as set forth on Schedule 4.16. Schedule 4.16 sets forth the street address of each parcel of real property owned by the Seller (the "Owned Property") or leased or subleased (as lessee or sublessee) by the Seller (the "Leased Property" and, together with the Owned Property, the "Real Property"). Attached hereto as
Schedule 4.16 are true and complete copies of all of the lease and sublease agreements and all other instruments granting such leasehold interests, rights, options, or other interests, as amended to date relating to the Leased Property, including the Seller Leases (the "Leases"). The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Seller or, to the knowledge of the Seller or the Principal Shareholders, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, the Seller, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and such prime lease is in full force and effect, there are no outstanding uncured notices of default or termination, and no right of the Seller in any such sublease conflicts with such prime lease. There are no subleases, licenses or other agreements granting to any person other than the Seller any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases. All of such premises are used in the conduct of the Business.

              (b) The Seller has good and marketable title in fee simple or otherwise to the Owned Property, and good and marketable leasehold title to the Leased Property, and to all plants, buildings, and improvements thereon, free and clear of any Encumbrances, claims, charges, imperfections of title, encroachments, easements, rights-of-way, squatters' rights, covenants, conditions, or restrictions. The Seller enjoys a peaceful and undisturbed possession of the Real Property. No Person other than the Seller has any right to use or occupy any part of the Real Property. All of such premises are used in the conduct of the Business.

              (c) All improvements located on the Real Property are in a state of good maintenance and repair (subject to normal wear and tear) and in a condition adequate and suitable for the effective conduct therein of the Business. The heating, ventilation, air conditioning, plumbing and electrical systems at the Real Property will be in good working order and repair on the Closing Date (except as set forth on Schedule 4.16 hereof). The Seller has not experienced any material interruption in such services provided to any of the premises located on the Real Property within the last year. To the knowledge of the Seller or the Principal Shareholders, no landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. To the knowledge of the Seller or the Principal Shareholders, no landlord under the Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

              (d) All permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Governmental Authorities having jurisdiction over each Real Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), required or appropriate are set forth on Schedule 4.16 and have been issued to the Seller to enable each Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Seller has not received or been informed by a third party of the receipt by it of any notice from any Governmental Authority having jurisdiction over any Real Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies, and there is no basis for the issuance of any such notice or the taking of any such action. There is no action required by the Seller in order for all Real Property Permits and liability and casualty insurance policies required under any of the Leases to remain Real Property Permits and insurance policies of Purchaser.

              (e) Neither the Seller nor the Principal Shareholders has not received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation or eminent domain proceeding with respect to or affecting any Real Property or any part thereof.

              (f) There are no liabilities (other than rent and other sums and charges regularly payable) associated with any of the Leases including, without limitation, any liability under any Environmental and Safety Requirements which is or which may become payable by Purchaser.

         4.17 Insurance. Schedule 4.17 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Seller. The Seller has previously provided the Purchaser with true and complete copies of all of such insurance policies, as amended to the date hereof. Such policies provide adequate and customary coverage for the Business and are sufficient for material compliance by the Seller with all requirements of Applicable Law and all Material Agreements to which the Seller is a party or by which any of the Purchased Assets of the Seller are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or the Principal Shareholders an intention to cancel, or alter the coverage under, any such policy. The Seller does not have any claim pending against any of the insurance carriers under any of such policies and, to the knowledge of Seller or the Principal Shareholders, there has been no actual or alleged occurrence of any kind which may give rise to any such claim and has not made any claims under any policy at any time since January 1, 2000, except as set forth on Schedule
4.17. All applications for such policies are accurate in all respects.

         4.18 Governmental Authorizations. Schedule 4.18 lists all authorizations, consents, approvals, franchises, licenses and permits required under Applicable Law or regulation for the operation of the business of the Seller as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller is in material compliance with the terms and conditions of all the Governmental Authorizations. To the knowledge of the Seller and the Principal Shareholders, no fact, condition, or violation exists which could cause the Governmental Authorizations not to be renewed by the appropriate Governmental Authorities in the ordinary course or which could cause the revocation, termination, suspension, or impairment of any Governmental Authorization. Except as set forth on Schedule 4.18, the consummation of the transactions contemplated hereby and the transfer to the Purchaser of the Governmental Authorizations will not adversely affect the status of any of the Governmental Authorizations.

         4.19 Intellectual Property Rights.

              (a) Schedule 4.19 sets forth a complete and accurate list (showing in each case the registered owner, title, mark or name, applicable jurisdiction, application number, registration number and date of filing or registration, if any) of all United States, international and state (i) Patents and patent applications, (ii) Trademark registrations and applications, (iii) unregistered Trademarks, trade names and assumed or fictitious names under which Seller is conducting business or has in the last five (5) years conducted business, (iv) Internet domain names, and (iv) Copyright registrations and applications and common law Copyrights owned by, licensed to or used by Seller.

              (b) Schedule 4.19 sets forth a complete and accurate list and description of all agreements, licenses, contracts or sublicenses pursuant to which Seller uses or grants others the right to use any Copyrights, Trademarks, trade names, assumed names, domain names, Patents, inventions, trade secrets, Software (excluding mass market software licensed to Seller that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap" or "click-through" license agreements) or other Intellectual Property.

              (c) Schedule 4.19 sets forth a complete and accurate list and description of all Software owned by, licensed to or used by the Seller (excluding mass market software licensed to Seller that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap" or "click-through" license agreements). All of the Intellectual Property and Software set forth on Schedule 4.19 shall be denominated herein as "Seller's Intellectual Property".

              (d) The Seller owns or has the valid right to use all Intellectual Property currently used or contemplated or necessary to be used in connection with the Business.

              (e) Except as set forth on Schedule 4.19, Seller either: (i) owns the entire right, title and interest in and to the Seller's Intellectual Property, free and clear of all liens or other encumbrances or (ii) has the perpetual, royalty-free right to use the same. Except as set forth on Schedule 4.19, Seller is the record owner of all applications and registrations listed on
Schedule 4.19.

              (f) Except as set forth on Schedule 4.19: (i) all of the registrations or applications set forth on Schedule 4.19 are valid and subsisting, in full force and effect, all without challenge of any kind, and have not been canceled, expired, or abandoned; (ii) there is no pending or, to the Seller's or the Principal Shareholders' knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on Schedule 4.19 or any other Intellectual Property, directly or indirectly, used or owned by the Seller; (iii) Seller's Intellectual Property has not been canceled or abandoned and is valid and enforceable; (iv) Seller has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of Seller's Intellectual Property. Correct and complete copies of registrations and applications for all registered Copyrights, Patents and Trademarks identified on Schedule 4.19 as being owned by Seller have heretofore been given to Purchaser.

              (g) Except as set forth on Schedule 4.19, there are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which the Seller is a party or is otherwise bound, which
(i) restrict the Seller's rights to use any Intellectual Property, (ii) restrict the Business in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Intellectual Property. Other than as set forth on
Schedule 4.19, the Seller has not licensed or sublicensed its rights in any Intellectual Property and no royalties, honoraria or other fees are payable by the Seller for the use of or right to use any Intellectual Property in connection with the Business as currently conducted or contemplated to be conducted, except pursuant to the license agreements set forth on Schedule 4.19.

              (h) The license agreements, permits and other agreements under which the Seller has rights to the Intellectual Property are valid and binding obligations of the Seller and all other parties thereto, enforceable in accordance with their terms, and there exists no event or condition, which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Seller, under any such license agreement or other agreement relating to Seller's Intellectual Property.

              (i) The Seller takes reasonable measures to protect the confidentiality of its Trade Secrets. Except as set forth on Schedule 4.19, no Trade Secret of the Seller has been improperly disclosed or authorized to be disclosed to any third party, which disclosure would result in a forfeiture of such Trade Secret.

              (j) The conduct of the Business as currently conducted and does not infringe, misappropriate, violate or dilute any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) and is not libelous, slanderous, defamatory, violative in any way of any publicity, privacy, or other rights, or obscene. There are no claims or suits pending or, to the Seller's or the Principal Shareholders' knowledge, threatened, and the Seller has not received any notice of a third party claim or suit, (i) alleging that the Seller's activities or the conduct of the Business infringes or constitutes the unauthorized use of the Intellectual Property rights of any third party, violates the rights of publicity or privacy of any third party or is defamatory or otherwise violates a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Seller Intellectual Property.

              (k) To the knowledge of the Seller and the Principal Shareholders, no third party (i) is misappropriating, infringing, diluting, or otherwise violating any of Seller's Intellectual Property or rights of publicity or privacy or (ii) is taking or has taken any action that is defamatory of Seller, and no such claims are pending against a third party by the Seller.

              (l) The Seller has made no improvements or enhancements to the technology or the devices that are the subject of the patents licensed by the Patent License Agreement between Robert A. Zeien and Benefoot, Inc., effective as of January 1, 1996, or the Technology License Agreement between Virtual 3-D Technologies Corp. and Benefoot, effective January 1, 1996.

              (m) After the deliveries provided for in this Agreement have occurred, neither the Seller nor any current or former officer, director or employee of the Seller will retain any rights of ownership or use with respect to the Seller's Intellectual Property. All Seller Intellectual Property was either (i) developed by an employee of the Seller within the scope of employment of the employee and pursuant to a binding invention assignment agreement, (ii) developed by a third-party under a binding work for hire and assignment agreement, or (iii) developed by a third party and transferred and assigned to the Seller under a binding transfer and assignment agreement.

              (n) Except as set forth on Schedule 4.19, (i) the Software or Intellectual Property identified on Schedule 4.19 is not subject to any transfer, assignment, change of control, site, equipment or other operational limitations; (ii) Seller has copies of all releases or separate versions of the Software identified on Schedule 4.19 as being owned by Seller so that same may become the subject of registration in the United States Copyright Office; (iii) for any Software identified on Schedule 4.19 as being owned by Seller, Seller has copies of all source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program, workbenches, tools and higher level language used for the development, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same; (iv) the Software identified on Schedule 4.19 as being owned by Seller complies with all applicable laws relating to import or export of same and such Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department.

         4.20 Customers and Suppliers; Supplies. Schedule 4.20 sets forth a list of the twenty (20) largest customers (measured by dollar volume) of each of Benefoot and Benefoot Products within the United States, ten (10) largest customers (measured by dollar volume) of each of Benefoot and Benefoot Products within Canada, and all suppliers of significant goods or services to each of Benefoot and Benefoot Products for the year ended December 31, 2001. Schedule
4.20 identifies those suppliers of significant goods or services with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Neither the Seller nor the Principal Shareholders has any knowledge that the Seller's customers or suppliers has or is contemplating terminating its relationship with the Seller. To Seller's and the Principal Shareholders' knowledge, no customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may jeopardize, or have a Material Adverse Effect on, the Purchaser's relationship with any customer or supplier. There are no pending disputes or controversies between any customer or supplier of any of the Seller, nor are there any facts known to the Seller or the Principal Shareholders which in the future would impair the relationship of the Purchaser with such customers or suppliers.

         4.21 Related Parties. Except as set forth on Schedule 4.21, neither the Seller, nor any current or former (within the past five (5) years) director, officer, or Principal Shareholder of the Seller, or any of their family members (individually a "Related Party" and collectively the "Related Parties"), or any Affiliate of the Seller or any Related Party: (a) owns, directly or indirectly, any interest in any person which is a competitor of the Seller, or of a supplier or customer of the Seller; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the intangible property) which is utilized in the operation of the Business; (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Seller, except for employment, consulting or other personal service agreements that may be in effect and which are listed on
Schedule 4.21 hereto; or (d) to the knowledge of Seller or the Principal Shareholders, has any cause of action or other claim whatsoever against, or owes any amount to, the Seller.

         4.22 List of Accounts and Proxies. Set forth on Schedule 4.22 is: (a) the name and address of each bank or other institution in which the Seller maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Seller's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by the Seller to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of the Seller in matters concerning its business or affairs.

         4.23 Employee Policies, Manuals, etc. Schedule 4.23 contains the current names, job descriptions and annual salary rates and other compensation of all officers, directors, consultants and senior employees of the Seller (including compensation paid or payable by the Seller under the Seller Plans).
Schedule 4.23 sets forth a list of all currently maintained employee policies, employee manuals or other written statements of rules or policies as to existing working conditions, vacation and sick leave applicable to such persons.

         4.24 Labor Relations. (a) There is currently no strike, sympathy strike, sit-down, slow-down, stay-in, sick-out, walk-out, picketing, work stoppage, retarding of work, boycott or any other interference with the Seller or the Business (all of the foregoing referred to as "work interference"), and neither the Seller not the Principals Shareholders has knowledge of any pending or threatened work interference. To the knowledge of the Seller and the Principal Shareholders, there are no facts or circumstances which might give rise to any work interference. The Seller is not in breach of any provision of any collective bargaining agreement, and no such claims have been made or are pending that might give rise to any work interference. The Seller is not in breach of any court, arbitration, administrative decision or order which might result in any work interference or give rise to a claim that a work interference is protected by, or does not violate, any law or provision of any collective bargaining agreement and there no facts or circumstances known to the Seller or the Principal Shareholders which might result in the foregoing.

              (b) There are no unfair labor practices, representation or other proceedings claimed, pending or, to the Seller's or the Principal Shareholders' knowledge, threatened before any Governmental Authority, and the Seller and the Principal Shareholders do not know of any facts or circumstances which might give rise to such unfair labor practice, representation or other proceeding.

              (c) There are no filed, pending or, to the Seller's or the Principal Shareholders' knowledge, threatened injunctions against the Seller which would have the effect of constituting a work interference and no facts or circumstances exist which might give rise to any such injunction and no such claim has been made or is pending.

         4.25 Employment Agreements and Employee Benefit Plans.

              (a) Except as set forth on Schedule 4.25 hereto, the Seller does not have and has not had any defined contribution plan and is not part of a controlled group contributing to any defined contribution plan. The Seller does not contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth on Schedule 4.25 and it is not part of a controlled group with regard to any of the foregoing. The Seller has furnished to Langer true and correct copies of all documents evidencing plans, obligations, qualification, IRS determination, or arrangements referred to on Schedule 4.25 (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. Schedule 4.25 also contains a true and correct statement of the names, relationship with the Seller, job description, present rates of compensation (delineated by annual salary, bonuses, commissions, benefits, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2001 of (i) each director, officer, consultant or other employee of the Seller and
(ii) all sales agents, dealers, or distributors of the Seller. Except as set forth on Schedule 4.25, and except for changes in the ordinary course of business consistent with past practice with respect to employees paid less than $40,000 per year, the Seller has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors since December 31, 2001.

              (b) No Employee Benefit Plan (as so defined) of the Seller or of any plan of any controlled group relating to the Seller is, or during the last three years was, subject to Title IV of ERISA.

              (c) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any such Employee Benefit Plan. There is no investigation, litigation, arbitration, claim, investigation, or governmental or other proceeding (formal or informal), pending or, to the knowledge of the Seller or the Principal Shareholders, threatened with respect to any such Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any such Employee Benefit Plan. No event has occurred or, to the knowledge of the Seller or the Principal Shareholders, is threatened which would constitute a non-exempt prohibited transaction under Section 406 of ERISA.

              (d) Except as set forth on Schedule 4.25 hereto, the Seller does not have, maintain, or sponsor any Employee Pension or Employee Welfare Benefit Plans (as defined in Section 3(2) of ERISA) and is not part of any controlled group that has, maintains, or sponsors any Employee Pension Benefit Plan.

              (e) The Seller does not contribute to or have any obligation to contribute to any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA and is not part of any controlled group that contributes, or has an obligation to contribute, to any multi-employer Pension Plan.

              (f) The Seller is in compliance with all present and past collective bargaining agreements, memoranda of agreement, side letters, court, administrative, arbitration, ADR, or mediation decisions or awards, wage or benefit schedules and all other documents which reflect or pertain to understandings or practices communicated or agreed upon between the Seller and any union representatives.

              (g) There are no claims or grievances filed, pending or, to the Seller's or the Principal Shareholders' knowledge, threatened pertaining to present or past collective bargaining agreements, memoranda of agreement, side letters, court, administration, arbitration, ADR or mediation decisions or awards or other documents.

              (h) There are no complaints, charges, claims, allegations or grievances pending or, to the knowledge of the Seller or the Principal Shareholders, threatened which reflects or pertains to: (i) any federal, state or local labor, employment, wage or hour, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, breach of employment contract or employment related tort; or (iii) any employment agreement, restrictive convent, non-competitive agreement or employee confidentiality agreement.

              (i) The Seller is in material compliance with all past and present profit sharing plans, money purchase plans, target benefit plans, ESOP's, stock bonus plans, defined benefit plans or any other tax qualified employee benefit plan, whether terminated or not, and any amendments thereto.

              (j) The Seller is in material compliance with all past and present welfare benefit plans, (i.e., health, dental, vision, long term disability, short term disability, life insurance), and child care, tuition reimbursement, prepaid legal services, and severance plans, programs or arrangements.

              (k) The Seller is in material compliance with all past and present supplemental benefit plans, deferred compensation plans, executive compensation agreements, bonus agreements, consulting agreements or any other non-qualified employee benefit plans.

              (l) The Seller is in compliance with all past and present trusts, group annuity contracts, IRC Section 501(c)(9) Voluntary Employees' Beneficiary Associations, cafeteria plans and any Multiple Employer Welfare Arrangements as described in Sections 3(40) and 40(A) of ERISA.

              (m) The Seller is not engaged in any prohibited transaction (as defined by ERISA).

              (n) The Seller is not a federal contractor.

              (o) In connection with subparagraphs (i) through (n) above, there are no complaints, charges, claims, litigation, audits, investigations or administrative proceedings filed, pending, or, to the knowledge of the Seller or the Principal Shareholders, threatened.

              (p) Additional representations and warranties to be provided.

         4.26 Tax Matters. (a) The Seller has previously delivered to Purchaser true, correct and complete copies of each of the federal, state, local, and other income Tax Returns filed by the Seller for the past five fiscal years which were due, without regard to any extensions granted, on or before the date hereof. At all times since the date of incorporation, the Seller has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362. All Tax Returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller or each affiliated, combined or unitary group ("Tax Group") of which the Seller has been a member have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.26) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All of the foregoing as filed are true, correct and complete and, in all material respects, reflect accurately all liability for Taxes of the Seller for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other Taxes (including interest and penalties), if any, collectible or payable by the Seller or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through December 31, 2001, were fully collected and paid by such date or provided for by adequate reserves in the Financial Statements or, for periods thereafter, on the books of the Seller, as the case may be, and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such Taxes were reported or reflected in any Tax Returns or filings.

              (b) No Tax Authority has sought to audit, and the Seller has not received notice of an audit of, the records of the Seller for the purpose of verifying or disputing any Tax Returns, reports or related information and disclosures provided to such Tax Authority, or for the Seller's alleged failure to provide any such Tax Returns, reports or related information and disclosure. Except as provided on Schedule 4.26, no claims, deficiencies, or assessments have been asserted against or inquiries raised with the Seller with respect to any Taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller has not filed a Tax Return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. The Seller has not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation.

              (c) No claim has been made, nor do the Seller or the Principal Shareholders know of any claim that is pending, by an authority in any jurisdiction where the Seller files Tax Returns alleging that the Seller is or may be subject to taxation in that jurisdiction.

              (d) Except for (i) Taxes for the payment of which an adequate reserve has been established on the Financial Statements and (ii) property taxes that are not delinquent, there is no Tax lien imposed by any taxing authority outstanding against any of the assets or properties of the Seller.

              (e) The Seller has not executed any "closing agreement" or similar agreement with any taxing authority, domestic or international.

              (f) The Seller and any member of a Tax Group have reported on its income Tax Returns any positions taken therein that could give rise to a substantial understatement of federal or other income tax within the meaning of
Section 6662 of the Code or similar statute.

              (g) None of the Purchased Assets is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code.

              (h) None of the Purchased Assets directly or indirectly secures any debt or other liability, the interest on which is tax exempt under section 103(a) of the Code.

              (i) None of the Purchased Assets is "tax exempt use property" within the meaning of section 168(h) of the Code.

              (j) Schedule 4.26 sets forth a list of all states where the Seller has collected sales tax during the past two (2) years.

         4.27 Material Agreements.

              (a) Schedule 4.27 sets forth a list and a brief description of all material written and oral contracts or agreements relating to the Seller (except with respect to the Leases, which are set forth on Schedule 4.16, which is hereby incorporated by reference into Schedule 4.27 and made a part thereof), including without limitation any: (i) contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or Encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts the Seller from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by the Seller; (v) partnership, shareholder, joint venture, or similar agreement or arrangements to which the Seller is a party; (vi) employment agreements, collective bargaining agreements, and any amendments or modifications thereof and union recognition agreements; (vii) contracts with suppliers and distributors; (viii) any agreements, contracts, license or sublicense agreements, assignments, or understandings with respect to Intellectual Property owned or used by the Seller, or (ix) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, Business or prospects of the Seller or the Purchased Assets (collectively, and together with the Leases and all other agreements required to be disclosed on any schedule to this Agreement, the "Material Agreements"). The Seller has previously furnished to Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.27.

              (b) Except as set forth on Schedule 4.27, none of the Material Agreements was entered into outside the ordinary course of business of the Seller, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of the Seller, or is reasonably likely to be performed at a material loss.

              (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Seller and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Seller nor the Principal Shareholders has received notice of default by the Seller under any of the Material Agreements or any other contract or agreement relating to borrowed money to which the Seller is a party or by or to which it or its assets are bound or subject, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Seller thereunder. Neither the Seller nor any of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Neither the Seller nor the Principal Shareholders has received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements or any other agreements relating to borrowed money to which the Seller is a party or by or to which it or its assets are bound or subject, nor are any of them aware of any facts or circumstances which could lead to any such cancellation, revocation or termination. Neither the Seller nor the Principal Shareholders has received notice, or has any knowledge, that the consummation of the transactions contemplated under this Agreement would result in any party to a Material Agreement canceling, revoking, or termination such Material Agreement or ceasing to transact business, or materially altering the manner in which it transacts business, pursuant to such Material Agreement.

         4.28 Guaranties. Except as set forth on Schedule 4.28, the Seller is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of the Seller.

         4.29 Products.

              (a) Except as set forth on Schedule 4.29, there exists no set of facts (i) which could furnish a basis for the recall, withdrawal or suspension of any Governmental Authorization, approval or consent of any Governmental Authority with respect to any category of product manufactured, distributed or sold by the Seller (a "Product"), (ii) which could furnish a basis for the recall, withdrawal or suspension by order of any Governmental Authority of any Product, or (iii) which could have a Material Adverse Effect or which could otherwise cause the Seller to recall, withdraw or suspend any such Product from the market or to change the marketing classification of any such Product. There are no material defects in the designs, specifications, or process with respect to any Product sold or otherwise distributed that will give rise to any Losses or that will cause such Products to not be useable as intended or marketed.

              (b) Schedule 4.29 sets forth a list and brief description of all correspondence received or sent by or on behalf of the Seller during the past five (5) years from or to any Governmental Authority with respect to a potential or actual recall, withdrawal, or suspension from the market of any Product. Copies of all such correspondence have been previously delivered to Purchaser.

         4.30 Environmental and Safety Matters.

              (a) Except as set forth on Schedule 4.30, the Seller has complied with and is currently in material compliance with all Environmental and Safety Requirements, and the Seller has not received any oral or written notice, report or information regarding any Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller or any of their respective properties or facilities. Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is currently in material compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its Business as it is presently being conducted, as it has been conducted in the past. A list of all such permits, licenses and other authorizations of the Seller is set forth on Schedule 4.30 attached hereto.

              (b) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Seller or otherwise for site investigation or cleanup, or notification to or consent of any Governmental Authority or Regulatory Entities or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

              (c) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance), or owned, occupied or operated any facility or property, so as to give rise to Liabilities of the Seller for response costs, natural resource damages or attorneys fees pursuant to the CERCLA, or any other Environmental and Safety Requirements. Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller, prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those Liabilities relating to onsite or offsite Releases or threatened Releases or hazardous materials, substances or wastes, personal injury, property damage or natural resources damage).

              (d) The Seller has not either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

              (e) No Environmental Lien has attached to any property leased or operated by the Seller.

         4.31 Accounts Receivable, Notes Receivable, and Costs in Excess of Billing. All accounts and notes receivable of the Seller have arisen in the ordinary course of business, represent valid obligations to the Seller for sales made, services performed or other charges, and are not subject to claims or set-off, or other defenses or counter-claims. Subject only to consistently recorded reserves for bad debts (which has been recorded on the Financial Statements and books and records of the Seller in accordance with GAAP on a consistent basis in a manner consistent with past practice) all accounts and notes receivable of the Seller are collectible in accordance with their terms. Langer and the Purchaser's sole remedy for a breach of the representation and warranty set forth is the immediately preceding sentence shall be pursuant to
Section 7.7 hereof. All items which are required by GAAP to be reflected as accounts and notes receivable on the Financial Statements and on the books and records of the Seller are so reflected and have been recorded in accordance with GAAP on a consistent basis in a manner consistent with past practice.

         4.32 Accounts and Notes Payable. Schedule 4.32 sets forth a true and correct aged list of all accounts and notes payable of the Seller as of the end of the month prior to the date hereof in excess of $1,000 to any one payee. All such accounts and notes payable have arisen in the ordinary course of business and represent valid indebtedness of the Seller. All items which are required by GAAP to be reflected as accounts and notes payable on the Financial Statements and on the books and records of the Seller are so reflected and have been recorded in accordance with GAAP on a consistent basis in a manner consistent with past practice.

         4.33 Inventory Valuation. The raw materials, work in process, spare parts, and other inventory of the Seller as set forth on the Financial Statements was, and the raw materials, work in process, spare parts, and other inventory of the Seller currently is, in usable or salable condition in the ordinary course of business at the amounts carried on the Financial Statements and currently on the books and records of the Seller, respectively. The raw materials, work in process, spare parts, and other inventory are not obsolete or excessive and are of at least the standard quality for such items; are suitable for the manufacture and distribution of Seller's Products of standard quality for such products; and are not in excess of the normal purchasing patterns of the Seller. Neither the Seller nor the Principal Shareholders knows of any condition adversely affecting the supply of materials available to the Seller. The amounts of the inventories reflected on the Financial Statements and on the books and records of the Seller have been determined in accordance with GAAP consistently applied.

         4.34 Absence of Certain Business Practices. None of the Seller, its related parties or any affiliates or any other Person acting on behalf of or associated with the Seller or any individual related to any of the foregoing Persons, acting alone or together, has with respect to the Business or activities of the Seller: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding. The Seller has conducted its business in a manner that complies with the U.S. Foreign Corrupt Practices Act.

         4.35 Solvency. The Seller is able to pay its debts as they mature and the transfer of the Purchased Assets by the Seller to the Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud of any creditor under applicable federal or state insolvency law.

         4.36 Review of Forms. The Seller has (1) received and carefully reviewed the Langer 10-K and Langer's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Langer with the Commission since January 1, 2001 and (2) had the opportunity to ask questions and receive answers from Langer concerning such forms and the documents incorporated by reference therein and to obtain any documents relating to Langer which are on file with the SEC and available for inspection by the public. The Seller is aware of the risks inherent in an investment in Langer and specifically the risks of an investment in the Langer Common Stock. In addition, Seller is aware and acknowledges that there can be no assurance of the future viability or profitability of Langer, nor can there be any assurance relating to the current or future price of the Langer Common Stock, as quoted on the NASDAQ Small Cap Market, or market conditions generally.

         4.37 Investment Representations. The Seller is acquiring the Consideration Shares for its own account and will not sell, transfer, or otherwise dispose of (including pursuant to a liquidating dividend or otherwise) any of the Consideration Shares or any interest therein, without registration under the Securities Act and applicable state "blue sky" laws, except in a transaction which in the opinion of counsel reasonably acceptable to Langer is exempt therefrom. The Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Langer Common Stock and has obtained, in its judgment, sufficient information from Langer to evaluate the merits and risks of an investment in the Langer Common Stock. The Seller has been provided the opportunity to obtain information and documents concerning Langer and the Langer Common Stock, and has been given the opportunity to ask questions of, and receive answers from, the directors and officers of Langer concerning Langer and the Langer Common Stock and other matters pertaining to this investment. The Seller is acquiring the Consideration Shares for its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof. The Seller acknowledges that the offer of the Langer Common Stock will not be reviewed by any governmental agency and is being sold to the Seller in reliance upon exemption from the Securities Act. The Seller acknowledges that certificates representing the Consideration Shares will bear the legend set forth in Section 2.12.

         4.38 Ownership of Shares of Langer. The Seller and the shareholders of the Seller do not own, as determined in accordance with Section 197(f)(9) of the Code, directly or indirectly, in the aggregate, immediately prior to and as of the Closing, more than twenty percent (20%) of the outstanding shares of capital stock of Langer.

         4.39 Returns and Exchanges. Schedule 4.39 sets forth a complete and accurate description of the Seller's policy regarding product returns and exchanges and a statement of the percentage of the Seller's products returned or exchanged within the three (3) years prior to the date of this Agreement.

         4.40 Purchase of the Seller's Shares. Prior to the execution and consummation of that certain Stock Purchase Agreement, dated May 5, 2002, among Benefoot, the Principal Shareholders, on the one hand, and Robert A. Zeien, Kenneth Zeien, Mary P. Zeien and Robert N. Zeien, on the other hand, the Principal Shareholders fully and completely disclosed to Robert A. Zeien, Kenneth Zeien, Mary P. Zeien and Robert N. Zeien the existence of this Agreement, the Seller Ancillary Agreements, the Langer Employment Agreement, the Kraus Employment Agreement, the Consulting Agreement, and terms and conditions of each of the foregoing documents, including the amount of the Purchase Price. The consideration paid by the Principal Shareholders to Robert A. Zeien, Kenneth Zeien, Mary P. Zeien and Robert N. Zeien was negotiated in good faith on an arm's length basis. Each of Robert A. Zeien, Kenneth Zeien, Mary P. Zeien and Robert N. Zeien has been advised, and has been provided an opportunity, to consult with their legal, financial, and other advisors regarding the effect of the sale of their shares of the Seller to the Principal Shareholders prior to the consummation of the transactions contemplated hereby.

         4.41 Disclosure. No representation or warranty of the Seller contained in this Agreement or the Seller Ancillary Agreements, and no statement, report, or certificate furnished by or on behalf of the Seller or the Principal Shareholders to Langer and/or the Purchaser or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE V.

                                 INDEMNIFICATION

         5.1 Survival of the Representations and Warranties. The representations and warranties of Langer, the Purchaser, the Seller and the Principal Shareholders set forth in this Agreement, the Seller Ancillary Agreements, the Purchaser Ancillary Agreements, the Langer Ancillary Agreements, the Langer Employment Agreement, and the Kraus Employment Agreement shall survive the Closing Date for a period of three (3) years; provided that the representations and warranties set forth in Sections 4.25, 4.26, 4.30, and 4.34 shall survive the Closing and remain in effect until the expiration of the applicable statute of limitations.

         5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement.

         5.3 Indemnification Generally.

              (a) By the Seller and the Principal Shareholders. The Seller and the Principal Shareholders, agree, jointly and severally, to be responsible for, pay, indemnify and hold harmless Purchaser and Langer and their respective directors, officers, employees and agents (the "Purchaser Indemnified Parties") from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, "Losses") arising from, in connection with, or incident to: (i) any breach, or inaccuracy of any of the representations or warranties of the Seller or the Principal Shareholders contained in this Agreement or any of the Seller Ancillary Agreements, the Kraus Employment Agreement, the Langer Employment Agreement, or any other agreement referred to herein or delivered at or prior to the Closing; (ii) any breach of Seller or the Principal Shareholders of any covenants or agreements contained in this Agreement or any of the Seller Ancillary Agreements, the Kraus Employment Agreement, the Langer Employment Agreement, or any other agreement referred to herein and delivered at to the Closing; (iii) any failure by the Seller or the Principal Shareholders to perform any obligations contained in this Agreement or any of the Seller Ancillary Agreements, the Kraus Employment Agreement, the Langer Employment Agreement, or any other agreement referred to herein and delivered at to the Closing; (iv) any liability resulting from any litigation involving the Companies, if no accrual for such liability was taken into account in the preparation of the Closing Date Balance Sheet or if an accrual for such liability was taken into account in the preparation of the Closing Date Balance Sheet, to the extent such liability exceeds the accrual for such liability set forth on the Closing Date Balance Sheet, regardless of whether or not such litigation was disclosed by the Seller on Schedule 4.6; (v) any and all Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to the Seller or the Purchased Assets for all periods prior to or including the Closing Date; (vi) any and all claims or liabilities, other than Assumed Liabilities, arising out of, relating to, resulting from or caused (whether in whole or in part) by any transaction, event, condition, occurrence or situation in any way relating to the Purchased Assets, the Seller or the conduct of the Business arising or occurring on or prior to the Closing Date without regard to whether such claim exists on the Closing Date or arises at any time thereafter; (vii) any failure of the Seller or the Principal Shareholders to perform or satisfy any liability or obligation of the Seller of any nature, fixed, absolute, accrued, contingent, or otherwise, not assumed hereunder by the Purchaser, including any Excluded Liability, (viii) any and all claims or liabilities resulting from or arising out of the Seller Leases prior to the Closing Date, (ix) any claim or liability arising out of or related to the Seller's failure to obtain any consent set forth on Schedule 4.3 hereto; (x) any and all claims and liabilities arising from the purchase of the shares of the Seller owned by Robert S. Zeien, Kenneth Zeien, Mary P. Zeien, and Robert N. Zeien prior to the Closing, and (xi) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

              (b) By Langer and the Purchaser. Langer and the Purchaser agree, jointly and severally, to be responsible for, pay and indemnify and hold harmless the Seller, the Principal

Shareholders, and their respective directors, officers, employees and agents ("Seller Indemnified Parties") from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to (i) any breach or inaccuracy of any of the representations or warranties of Langer or the Purchaser contained in this Agreement, any of the Langer Ancillary Agreements or the Purchaser Ancillary Agreements, or any other agreement referred to herein and delivered at the Closing; (ii) any breach of Langer or the Purchaser of any covenants or agreements contained in this Agreement, any of the Langer Ancillary Agreements or the Purchaser Ancillary Agreements, or any other agreement referred to herein and delivered at the Closing; (iii) any failure by Langer or the Purchaser to perform any obligations contained in this Agreement, any of the Langer Ancillary Agreements or the Purchaser Ancillary Agreements, or any other agreement referred to herein and delivered at the Closing; (iv) any failure of the Purchaser to perform or satisfy any Assumed Liability, (v) any and all claims or liabilities arising out of, relating to, resulting from, or caused by any transaction, event, condition, occurrence, or situation relating to the operation of the Business arising or occurring subsequent to the Closing Date, (vi) any amount that the Principal Shareholders are required to pay pursuant to their guaranty obligations for liabilities arising after the date hereof under (x) the personal lease guarantees contained on the Master Lease Agreement Schedule to the master lease agreement, dated March 16, 2001, between Benefoot and Fleet National Bank, which master lease agreement has been assigned to De Lange Landen, pursuant to which the Principal Shareholders guarantee all of the obligations of Benefoot under such master lease agreement, (y) the personal guaranty, dated June 23, 1997, between New Balance Athletic Shoe, Inc. and Mr. Paul Langer (other than an unauthorized incurrence of liabilities or losses by either of the Principal Shareholders); and (z) the personal guaranty, dated June 17, 1997, between New Balance Athletic Shoe, Inc. and Mr. Jason Kraus (other than an unauthorized incurrence of liabilities or losses by either of the Principal Shareholders); provided, however, notwithstanding anything else in this Agreement to the contrary in the case of clauses (x), (y) and (z) above, such indemnification shall be provided solely by Langer, and not the Purchaser, and in the case of clauses (x), (y), and (z) above, Langer shall indemnify the Principal Shareholders for any failure of the Purchaser to perform or satisfy any Assumed Liability (vii) any claims or liabilities arising after the Closing Date with respect to the Office Lease, solely to the extent that such claims or liabilities arise from Langer's or the Purchaser's use of the premises leased pursuant to the Office Lease, including, but not limited to, the amount of $11,408.61 representing rent and additional rent due under the Office Lease, and (viii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

              (c) Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

                (i) An Indemnified Party under this Agreement shall, with respect to claims for Losses asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement, to the extent reasonably possible, but not later than ten (10) days prior to, with respect to claims for losses arising after the date hereof the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are materially prejudiced.

                (ii) Subject to Section 5.3(c)(iii), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                (iii) If any third Person claim, action or suit against any
                      Indemnified Party is (x) solely for money damages or (y) if the Seller is the Indemnifying Party and such claim, action, or suit will not have a Material Adverse Effect, then with respect to each of (x) and (y) above the Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder if the Indemnifying Party has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnifying Party has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith; provided, that the Indemnified Party may participate, through -------- counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnifying Party has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall -------- waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                (iv) With regard to any and all claims for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of (the "Final Determination"): (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no good faith dispute as to the applicability of indemnification, the reasonable legal fees and expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such legal fees and expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

              (d) Limitations on Indemnification. (i) Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Purchaser Indemnified Parties until the amounts which the Purchaser Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $100,000, at which time the Purchaser Indemnified Parties shall be indemnified dollar for dollar to the extent such liability exceeds $100,000. The indemnification provisions set forth in Section 5.3(a)(i) (with respect to a breach of Sections 4.7, 4.25, 4.26, 4.30, and 4.40), 5.3(a)(ii), 5.3(a)(iii),

5.3(a)(iv), 5.3(a)(v), 5.3(a)(viii), 7.1, and 7.2 or a claim based upon "fraud" (as hereinafter defined) shall not be subject to the limitations set forth in this Section 5.3(d)(i) and shall be indemnified to the Purchaser Indemnified Parties dollar for dollar to the extent any liability with respect to such matters exists. Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to the Seller Indemnified Parties until the amounts which the Seller Indemnified Parties would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $100,000, at which time the Seller Indemnified Parties shall be indemnified dollar for dollar to the extent such liability exceeds $100,000.

                (ii) The maximum aggregate liability of the Seller and the Principal Shareholders for any claim arising from or relating to this Agreement or the transactions contemplated hereby, whether asserted as breach of contract, tort, violation of statute or otherwise, irrespective of the theory or basis of such claim, shall not exceed the Indemnification Limit (as defined below), provided, that the limitation set forth in this sentence shall not apply to (1) any breach by Seller or the Principal Shareholders of the representations, warranties or covenants contained in Sections 4.6, 4.7, 4.15, 4.25, 4.26, 4.30, 4.40, 7.1 or 7.2 of this Agreement, (2) the indemnification provisions set forth in Sections 5.3(a)(ii), 5.3(a)(iii) and 5.3(a)(v) or (3) the
                      commission of "fraud" by the Seller or the Principal Shareholders with respect to any matters pertaining to this Agreement and the consummation of the transactions contemplated hereby. For purposes of this Section 5.3(d), the term "fraud" shall include any willful or intentional misrepresentation or the making, by the Seller or any Shareholder, of any untrue statement of a material fact or the omission to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading if the person making such untrue statement of a material fact or omitting to state such material fact had actual knowledge that such statement or omission was untrue when made or omitted. The maximum aggregate liability of Langer and the Purchaser for any claim arising from or relating to this Agreement or the transactions contemplated hereby, whether asserted as breach of contract, tort, violation of statute or otherwise, irrespective of the theory or basis of such claim, shall not exceed the Indemnification Limit. As used herein, "Indemnification Limit" shall mean the sum of (i) the Purchase Price, as it may be increased or decreased pursuant to Section 2.6 hereof, (ii) the amount of the Long Term Liabilities on the Closing Date, and (iii) the aggregate amount of any Deferred Consideration paid to the Seller.

                (iii) The extent to which any Indemnified Party shall be
                      entitled to indemnification hereunder shall be reduced by the amount of any insurance proceeds received by the Indemnified Party on account of the claim that the Indemnified Party is seeking to be indemnified for, irrespective of the identity of the party that paid for such insurance.

              (e) Right To Set-off Against the Promissory Notes. Should any claims for Losses be made in good faith by a Purchaser Indemnified Party against the Seller or the Principal Shareholders, whether pursuant to the provisions of
Section 5.3(a), any of the Seller Ancillary Agreements, the Langer Employment Agreement, or the Kraus Employment Agreement, or in the case of a decrease in the Purchase Price in excess of $100,000 pursuant to Section 2.6, the Purchaser or Langer shall give notice to the Seller and each of the Principal Shareholders of the claim for which it is exercising its right to set-off and, if the circumstances giving rise to such claim have not been cured by the Seller within ten (10) days after deemed receipt of such notice pursuant to Section 8.1, Langer may, in the exercise of its good faith judgment, set-off and deduct such amount from any principal or interest to be paid by Langer pursuant the Promissory Notes; provided, that any amount that may be set-off pursuant to this
Section 5.3(e) shall be reduced by any amounts paid on such claim to the Purchaser or Langer by the Seller pursuant to Section 5.3 hereof. If pursuant to a Final Determination it is determined that Langer or the Purchaser, as the case may be, was not entitled to indemnification hereunder with respect to any amount which Langer or the Purchaser set-off from principal or interest to be paid pursuant to the Promissory Notes, such amount, plus interest thereon accruing at the rate of ten percent (10%) per annum, shall be paid to the Seller in accordance with the terms of the Promissory Notes.

                                  ARTICLE VI.

                               CLOSING; DELIVERIES

         6.1 Closing Date Deliveries by the Seller. At the Closing, the Seller shall deliver each of the following to the Purchaser and Langer:

              (a) a copy of each Seller's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of New York;

              (b) a certificate of good standing of each Seller issued as of a recent date by the Secretary of State of the State of New York;

              (c) certificates of the secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to (i) no amendments to its Certificate of Incorporation since the date certified by the Secretary of State of the State of New York; (ii) its by-laws;
(iii) the resolutions of the Board of Directors of each Seller, and of holders of all of the capital stock of the Sellers, authorizing the execution and performance of this Agreement, the Seller Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of each Seller executing this Agreement and any other agreement, document, or certificate delivered in connection herewith;

              (d) Bill of Sale, Assignment, and Assumption Agreement, substantially in the form of Exhibit 2 hereto, duly executed by Benefoot and Benefoot Professional Products (the "Bill of Sale");

              (e) a Lock-Up Agreement, substantially in the form of Exhibit 3 hereto, duly executed by Seller (the "Lock-Up Agreement");

              (f) a Registration Rights Agreement, substantially in the form of
Exhibit 4 hereto, duly executed by Seller and Dr. Sheldon Langer (the "Registration Rights Agreement");

              (g) an employment agreement, substantially in the form of Exhibit 5, between Langer and Jason Kraus, duly executed by Mr. Kraus (the "Kraus Employment Agreement");

              (h) an employment agreement, substantially in the form of Exhibit 6, between Langer and Paul Langer, duly executed by Mr. Langer (the "Langer Employment Agreement");

              (i) a consulting agreement, substantially in the form of Exhibit 7 hereto, duly executed by Dr. Sheldon Langer (the "Consulting Agreement");

              (j) non-competition, non-solicitation, and confidentiality agreements, substantially in the form of Exhibit 8 hereto, in favor of Langer and the Purchaser in a form acceptable to Langer and the Purchaser, duly executed by each of the Persons indicated on Schedule 6.1 hereto;

              (k) all consents, waivers or approvals required of any Person or Governmental Authority with respect to transfer of the Purchased Assets or the consummation of the transactions contemplated by this Agreement, including, but not limited to, parties to the Material Agreements;

              (l) the legal opinion of Jenkins & Gilchrist Parker Chapin LLP, counsel to the Seller and the Principal Shareholders, dated the Closing Date, addressed to Langer and Purchaser, substantially in the form of Exhibit 9 hereto;

              (m) assignments, in recordable form, with respect to each of the registered Copyrights, issued Patent Rights, registered Trademarks and pending applications for the registration or issuance of any Copyrights, Patent Rights and Trademarks included in the Purchased Assets, duly executed by Seller and in form and substance reasonably satisfactory the Purchaser;

              (n) certificate of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

              (o) such other bills of sale, assignments, warranty deeds, and such other good and sufficient instruments of assignment, transfer or conveyance as the Purchaser may reasonably request or as may be otherwise necessary to vest in Purchaser the Purchased Assets and evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to the Purchaser;

              (p) the Assignment of Lease with consent by Landlord and Assumption by Assignee relating to the Office Lease (the "Assignment and Assumption of the Office Lease"), substantially in the form of Exhibit 10 hereto, duly executed by Benefoot;

              (q) such other documents and instruments as the Purchaser may reasonably request.

         In addition to the foregoing deliveries, Seller shall take all steps and actions as Purchaser may reasonably request or as otherwise may be necessary to put Purchaser in actual possession or control of the Purchased Assets.

         6.2 Closing Date Deliveries by Langer and/or the Purchaser. At Closing, Langer and/or the Purchaser shall deliver each of the following to the
Seller:

              (a) a wire transfer of funds (provided that the Seller shall, at least two business days prior to Closing, shall have furnished appropriate wire instructions) to the Seller in the aggregate amount of the Cash at Closing;

              (b) certificates representing the Consideration Shares and shares of Langer Common Stock to be delivered to Dr. Sheldon Langer under the Consulting Agreement;

              (c) the Promissory Notes, duly executed by Purchaser;

              (d) Bill of Sale, duly executed by the Purchaser;

              (e) the Registration Rights Agreement, duly executed by Langer;

              (f) the Kraus Employment Agreement, duly executed by Langer;

              (g) the Langer Employment Agreement, duly executed by Langer;

              (h) the Consulting Agreement, duly executed by the Purchaser;

              (i) the Langer Lease, duly executed by Langer and the landlord thereto;

              (j) the Assignment and Assumption of the Office Lease, duly executed by Langer;

              (k) a certificate of good standing of Purchaser issued as of a recent date by the Secretary of State of the State of Delaware;

              (l) a certificate of good standing of Langer issued as of a recent date by the Secretary of State of the State of New York

              (m) a certificate, dated the Closing Date, of the Secretary of Purchaser, setting forth (i) the resolutions of the Board of Directors of each of the Purchaser and Langer authorizing the execution and performance of this Agreement, the Langer Ancillary Agreements, the Purchaser Ancillary Agreements and the transactions contemplated hereby and thereby and

(ii) incumbency and signatures of the officers of Purchaser and Langer executing this Agreement and any other agreement, document, or certificate delivered in connection herewith;

              (n) the legal opinion of Kane Kessler, P.C., counsel to Langer and the Purchaser, dated the Closing Date, addressed to the Seller and the Principal Shareholders, substantially in the form of Exhibit 11 hereto; (o) Pay-off documentation relating to the Long Term Liabilities; and

              (p) such other documents and instruments as the Seller may reasonably request.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

         7.1 Non-competition. For purposes of this Section 7.1, all references to Langer or the Purchaser shall be deemed to include all of the Affiliates, Subsidiaries, successors and assigns of Langer or the Purchaser, as the case may be, and all references to the Seller shall be deemed to include the Seller and its successors and assigns. The Seller and the Principal Shareholders acknowledge that in order to assure Langer and the Purchaser that Langer and the Purchaser will retain the value of the Purchased Assets as a "going concern," the Seller and the Principal Shareholders agree, on the terms set forth in this
Section 7.1, not to utilize their special knowledge of the business of the Seller and their relationships with customers, suppliers and others to compete with Langer or the Purchaser, subject to the terms hereafter set forth. For the Restricted Period (as defined below) the Seller, the Principal Shareholders, and their Affiliates shall not engage or have an interest in any Competitive Business, anywhere in (i) the United States of America or its territories and possessions, including, but not limited to, Puerto Rico, (ii) Canada, (iii) Europe, or (iv) any other geographic area where Langer or the Purchaser does business or in which any of Langer's or the Seller's products are marketed, as principal, officer, agent, employee, director, partner or stockholder (except as an owner of five percent (5%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), or through the investment of capital, lending of money or property, rendering of services or capital, or otherwise, in any Competitive Business. In addition, during the Restricted Period, the Seller, the Principal Shareholders, and their Affiliates shall not, and shall not permit any of their employees, agents or others then under their control to, directly or indirectly, on behalf of the Seller, the Principal Shareholders, or their Affiliates, or any other Person,
(i) accept Competitive Business from, or solicit the Competitive Business of any Person who is, or who had been at any time during the three (3) years prior to such solicitation, a customer or supplier of any of Langer, the Purchaser, the Sellers, or their respective Subsidiaries or any successor to the business of Langer, the Purchaser, the Seller, or their Subsidiaries, (ii) accept Competitive Business from, or solicit the Competitive Business of any Person who, at any time during the one (1) year prior to such solicitation, had discussions with Langer, the Purchaser, the Seller, or any of their respective Subsidiaries regarding becoming a customer of any of such companies, or (iii) recruit or otherwise solicit or induce any person who is an employee or consultant of, or otherwise engaged by, Langer, the Purchaser or their Subsidiaries, or any successor to the business of Langer, the Purchaser or their Subsidiaries to terminate his or her employment or other relationship with Langer, the Purchaser or their Subsidiaries, or such successor, or hire any person who has left the employ of Langer, the Purchaser, or their Subsidiaries, or any such successor during the one (1) year preceding such solicitation. The Seller, the Principal Shareholders, and their Affiliates shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, copyright, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by Langer, the Purchaser, the Seller, or their Subsidiaries in connection with any product or service, whether or not such use would be in a Competitive Business; provided, however that, upon the prior written consent of Langer, which consent shall not be unreasonably withheld, Paul Langer may use the name "Langer" in connection with a business that is not a Competitive Business. The Seller and the Principal Shareholders acknowledge that compliance with the restrictions set forth in this
Section 7.1 will not prevent any of them from earning a livelihood. As used herein, the "Restricted Period" shall mean (a) with respect to each Principal Shareholder, a period equal to the lesser of (x) seven (7) years commencing on the Closing Date and (y) five (5) years commencing on the date that the employment of such Principal Shareholder with Langer has been terminated voluntarily or involuntarily for any reason and (b) with respect to the Seller, a period equal to the lesser of (x) seven (7) years commencing on the Closing Date and (y) five (5) years commencing on the date that the employment of each of the Principal Shareholders with Langer has been terminated voluntarily or involuntarily for any reason. As used herein, the phrase "Competitive Business" means any business competitive with business engaged in by Langer, the Purchaser, or the Seller as of the date hereof and/or during the Restricted Period.

         7.2 General Confidentiality. For purposes of this Section 7.2, all references to Langer or the Purchaser shall be deemed to include all of the Affiliates, Subsidiaries, successors and assigns of Langer or the Purchaser, as the case may be, and all references to the Seller shall be deemed to include the Seller and its successors and assigns. The Seller and the Principal Shareholders acknowledge that the intangible property and all other confidential or proprietary information with respect to the business and operations of the Seller and the Purchased Assets are, after the Closing Date, valuable, special and unique assets of the Purchaser. The Seller and the Principal Shareholders shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the Seller or the Purchased Assets, whether or not for their own benefit, without the prior written consent of Langer, including without limitation, (i) trade secrets, designs, formulae, drawings, intangible property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii) information relating to the products developed by Langer, (iii) the names of the Seller's customers and contacts, the Seller's marketing strategies, the names of their vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in the Business, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the Business, and any other information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with the Seller,
(iv) all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of the Seller, and (v) any other confidential information or trade secrets relating to the business or affairs of Langer or the Purchaser which the Seller or the Principal Shareholders may acquire or develop in connection with or as a result of his or its performance of the terms and conditions of this Agreement. Notwithstanding anything to the contrary set forth in this Section 7.2, confidential and proprietary information shall not include (i) information that is known to the public or which may become known to the public without any fault of the Seller or any of the Principal Shareholders or in violation of any confidentiality restrictions imposed upon Seller or the Principal Shareholders, (ii) information that is required to be disclosed pursuant to subpoena or court order to the extent that such information is disclosed in compliance therewith, (iii) information that is required to be disclosed by Applicable Law or to any Governmental Authority to the extent that such information is disclosed in compliance therewith or (iv) information that is disclosed by the Principal Shareholders to their respective attorneys and accountants in connection with the enforcement of this Agreement to the extent that such attorneys and accountants are bound by the restrictions of the type set forth in this Section
7.2. The Seller and the Principal Shareholders acknowledge that Langer and the Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of Langer and the Purchaser.

         7.3 Continuing Obligations; Equitable Remedies. The restrictions set forth in Sections 7.1 and 7.2 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Purchaser and the Purchased Assets. Purchaser, the Seller and the Principal Shareholders acknowledge that Purchaser and Langer would be irreparably harmed and that monetary damages would not provide an adequate remedy to Purchaser or Langer in the event the covenants contained in Sections 7.1 and 7.2 were not complied with in accordance with their terms. Accordingly, the Seller and the Principal Shareholders agree that any breach or threatened breach by any of them of any provision of Sections 7.1 or 7.2 shall entitle Purchaser and Langer to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to Purchaser. If the Seller or any of the Principal Shareholders breaches the covenant set forth in Section 7.1, the running of the non-compete period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 7.1 and 7.2 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of Section 7.1 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 7.1 or 7.2 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Sections 7.1 or 7.2 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all attorney's fees and expenses incurred by the prevailing party in such action.

         7.4 Change of Name; Post-Closing Use of Name and Tradenames. Within 1 day following the Closing Date, each Seller shall change its name to remove the words "Benefoot" by amendment of its certificate of incorporation. Each Seller shall provide to Purchaser a copy of such amendment of its certificate of incorporation and evidence satisfactory to Purchaser that whatever filings are necessary to effect such name change in any jurisdiction in which such Seller is licensed or qualified to do business have been made. From and after the Closing, none of the Seller, the Principal Shareholders, or any of their Affiliates shall use the name "Benefoot" or any tradenames or trademarks listed on Schedule 4.19, nor any derivations thereof or any confusingly similar tradenames or trademarks, in connection with the conduct of any business.

         7.5 Taxes. The Seller agrees to pay when due and discharge all sales and other state and local taxes owing by the Seller in respect of the operation of the Seller up to and including the Closing Date. The Seller shall file with all appropriate authorities its final sales Tax Returns when and as such returns are due under Applicable Law. Any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Business, the Purchased Assets or the Assumed Liabilities shall be paid by Seller. Purchaser agrees to sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

         7.6 No Pre-Payment of Outstanding 4% Convertible Subordinated Notes. Langer agrees that it and its Affiliates shall not prepay, including through redemption or acquisition, in whole or in part, any of its outstanding 4% Convertible Subordinated Notes, due August 31, 2006, unless and until the Promissory Notes have been paid in full, redeemed, or otherwise acquired by the Purchaser or a Langer Affiliate.

         7.7 Collection of Receivables. (a) From and after the Closing Date, the Purchaser shall have the right and authority, and shall use commercially reasonable efforts, to collect the accounts and notes receivable included in the Purchased Assets (the "Receivables"), and to endorse all checks received on account of the Receivables, in the Seller's name generally in accordance with the billing and collection practices presently applied by the Purchaser in the collection of its accounts and notes receivable, except that with respect to any particular Receivable, the Purchaser shall be under no obligation to commence or not to commence litigation to effect collection and may make any adjustment, concession or settlement which in the good faith judgment of the Purchaser is commercially reasonable. In connection with the collections by the Purchaser, if a payment is received from an account debtor of both a Langer Affiliate and the Seller, such payment shall be treated as follows:

                (i) If such payment specifies that it is to be applied against an outstanding invoice of the Seller, then such payment shall be applied against such invoice; provided, however, that if no amount is then due under such invoice, such payment shall be applied first to any other amount due to the Seller from such account debtor and second to any amounts due from such account debtor to a Langer Affiliate;

                (ii) If such payment is made to the Seller, but does not specify an invoice, then such payment shall be applied first to any other amount due from such account debtor to the Seller and second to any amounts due from such account debtor to a Langer Affiliate;

                (iii) If such payment specifies that it is to be applied against an outstanding invoice of a Langer Affiliate, then such payment shall be applied against such invoice; provided, however, that if no amount is then due under such invoice, such payment shall be applied first to any other amount due from such account debtor to a Langer Affiliate and second to any amounts due from such account debtor to the Seller; and

                (iv) If such payment is made to a Langer Affiliate, but does not specify an invoice, then such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor, and any remaining portion of such payment shall be applied to the next earliest invoice outstanding with respect to indebtedness of such account debtor, in each case regardless whether such invoice is an invoice of the Seller or a Langer Affiliate.

              (b) The Purchaser shall, on or before the fifteenth business day of each calendar month commencing with the second complete calendar month following the Closing Date, deliver to Seller a written report ("Collection Report") of the following information with respect to the Receivables:

                (i) the aggregate amount of the Receivables (and the number of accounts comprising such Receivables); and

                (ii) the aggregate amount of cash collections of the Receivables during the period from the Closing Date through the date of the Collection Report.

              (c) If the Purchaser has not collected, within nine (9) months after the Closing Date, or in the event of an extended payment arrangement with respect to a customer disclosed on Schedule 7.7(c), such later date as provided in accordance with the terms of such payment arrangement, an amount equal to the excess of the Receivables over the allowance for doubtful accounts shown on the Closing Date Balance Sheet (such excess being referred to herein as the "Net Amount of Receivables"), then the Purchaser shall have the right to require the Seller to pay the Purchaser an amount (the "Receivables Reimbursement Payment") equal to (i) the Net Amount of Receivables minus (ii) the amount collected in cash by the Purchaser during such nine (9) month period in respect of the Receivables; provided that the Purchaser shall have no right to receive a Receivables Reimbursement Payment with respect to any amount thereof for which the Purchaser or Langer received indemnification pursuant to Section 5.3(a). After the expiration of such nine (9) month period, any then outstanding Receivables shall be referred to the collection agency employed by Langer or the Purchaser at such time for collection of such outstanding Receivable; provided, however, that if at the end of such nine (9) month period, the Purchaser shall elect not to refer any Receivable to such collection agency, the Seller shall not be required to pay the portion of the Receivable Reimbursement Payment related to such Receivable unless and until the Purchaser refers such Receivable to such collection agency.

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

              (d) If, after the Closing Date, the Seller, or any other Person on behalf of the Seller, shall receive any remittance from any account debtors with respect to the Receivables (excluding any Receivable assigned to the Seller), the Seller or such other Person shall endorse such remittance to the order of the Purchaser and forward it to the Purchaser immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by the Purchaser for purposes of this Section 7.7.

              (e) If a Langer Affiliate shall receive any remittance from or on behalf of any account debtor with respect to any Receivable after such Receivable has been referred to a collection agency, including a remittance from the collection agency, the Purchaser shall endorse such remittance to the order of the Seller and forward it to the Seller immediately upon receipt thereof.

         7.8 Access to Records after Closing. (a) For a period of six (6) years after the Closing Date, Langer, Purchaser and their representatives shall have reasonable access to all of the books and records relating to the Business which Seller, the Principal Shareholders or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by Seller, the Principal Shareholders and their Affiliates upon receipt of reasonable advance notice and during normal business hours. The Purchaser shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.8(a). If the Seller, the Principal Shareholders, or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such representations and warranties, the Seller, the Principal Shareholders, and their Affiliates shall, prior to such disposition, give the Purchaser a reasonable opportunity, at the Purchaser's expense, to segregate and remove such books and records as the Purchaser may select.

              (b) During each year of the Deferred Consideration Period, the Seller, the Principal Shareholders, and each of their representatives shall have reasonable access at the premises of Langer during normal business hours to the work papers of the Purchaser used to calculate the Deferred Consideration.

         7.9 Treatment of Certain Excluded Liabilities. Seller agrees that its obligations with respect to the Excluded Liabilities referred to in Sections 2.4(e) and 2.4(g) include the obligation to undertake the defense of or otherwise settle or resolve each such matter. Seller shall have the right to defend, settle or otherwise resolve each such matter in any manner it deems appropriate, provided that (i) no such matter may be settled or resolved in a manner that would materially increase the cost of the conduct of the Business after the Closing and (ii) no such matter may be settled or resolved in a manner that provides for injunctive or other nonmonetary relief affecting Langer, the Purchaser, or the Purchased Assets. Seller shall provide periodic status reports to Purchaser regarding any matter referred to in this Section 7.9 that could affect Langer, the Purchaser, the Business, or the Purchased Assets after the Closing Date. Langer, Purchaser, and their counsel and representatives shall have the right to consult with Seller and its counsel from time to time regarding such matters and to review any documents prepared in connection therewith.

         7.10 Treatment of Employees. (a) Langer or the Purchaser shall offer employment effective as of the Closing Date to all employees of the Seller (the "Transferred Employees") on

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

terms to be prescribed by the Purchaser. The Seller shall terminate the employment of all the Seller's employees, including the Transferred Employees, as of the Closing Date.

              (b) Except as set forth below, the Purchaser shall be responsible for all wages and other benefits of Transferred Employees arising after the Closing Date relating to the employment by the Purchaser of any Transferred Employee.

              (c) Nothing contained in this Section 7.10 shall limit the at-will nature of the employment of the Transferred Employees or the right of Langer or the Purchaser to alter or terminate any Employee Benefit Plan.

              (d) Schedule 7.10(d) sets forth a complete and accurate list of all qualified beneficiaries receiving COBRA continuation coverage under Seller's health and dental insurance plans ("Health Plans") as of the Closing Date ("Current COBRA Recipients").

              (e) From May 4, 2002 through May 31, 2002, the Purchaser shall pay the premium payment of the Seller's Health Plans in accordance with the terms and provisions of the Health Plans (the "May Health Plan Premium"). Seller shall continue to maintain in effect its Health Plans until May 31, 2002 (i) for benefit of Transferred Employees who are employed as newly hired employees by the Purchaser and who were enrolled in Seller's Health Plans on the day before the Closing Date and (ii) for the benefit of Current COBRA Recipients. The Seller shall permit such Transferred Employees and COBRA Recipients to continue to be covered under Seller's Health Plans until May 31, 2002 and shall accept employee self-pay contributions to any Cafeteria/ Internal Revenue Code Section 125 components of Seller's Health Plans through payroll deductions from wages earned by Transferred Employees as employees of the Purchaser during the month of May 2002. The Seller shall not make any statement or representation to such Transferred Employees with respect to the tax treatment (including but not limited to the exclusion from taxable gross wages) of employee contributions to the Seller's Health Plans during the month of May 2002.

              (f) The Purchaser shall make available COBRA continuation coverage under its health plans to the COBRA Recipients and any Transferred Employee terminated by the Purchaser for the balance of their COBRA coverage period. Buyer shall have no obligation to provide COBRA continuation coverage under its health plans to any other COBRA qualified beneficiaries of Seller. Subject to compliance with Applicable Law, Seller agrees to provide information regarding the COBRA Recipients reasonably requested by the Purchaser or Langer.

         7.11 Waiver of Jury Trial. Langer and the Seller hereby waive on behalf of themselves and their successors and assigns trial by jury in any action, suit or proceeding in any jurisdiction to enforce or otherwise with respect to the Promissory Notes.

         7.12 Use of Leased Property. [Intentionally Omitted]

         7.13 Payments of Accounts Payable. The accounts payable of the Seller set forth on Schedule 7.13 shall be paid in full, with interest thereby, by the Purchaser within forty-five (45) days after the Closing Date.

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

                                 ARTICLE VIII.

                                  MISCELLANEOUS

         8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid; telegraph; cable; or overnight courier to the following addresses (or to such other address as a party to receive such notice shall specify to the other parties hereto in accordance with the provisions of this section):

If to Langer or Purchaser:       If to the Seller or the Principal Shareholders:
450 Commack Rd.                  Benefoot, Inc.
Deer Park, NY  11729             c/o Trachtenberg & Pauker, LLP
Attn.: Chief Executive Officer   100 Crossways Park West
                                 Woodbury, NY  11797
with a copy to:                  Attn. Martin Pauker
Kane Kessler, P.C.
1350 Avenue of the Americas      Benefoot Professional Products, Inc.
26th Floor                       c/o Trachtenberg & Pauker, LLP
New York, NY 10019               100 Crossways Park West
Attn.: Robert L. Lawrence, Esq.  Woodbury, NY  11797
                                 Attn. Martin Pauker

                                 Mr. Paul Langer
                                 4 Allenby Drive
                                 Fort Salonga, NY 11768-1421

                                 Mr. Jason Kraus
                                 11 Niagara Street
                                 Miller Place, NY 11764

                                 with a copy to:
                                 Jenkens & Gilchrist Parker Chapin LLP
                                 The Chrysler Building
                                 405 Lexington Avenue
                                 New York, NY 10174
                                 Attn.: Richard S. Kolodny, Esq.

         All such notices and communications shall be deemed effective as follows: if mailed, on the third business day following deposit in the mail; if sent by telegraph, or cable, when delivered to the telegraph or cable company, as the case may be, or if by overnight courier, on the day following delivery to the courier; provided that if such day is not a business day, such notice or communication shall be deemed effective on the next succeeding business day.

         8.2 Entire Agreement. Except as provided in that certain letter agreement, dated May 3, 2002, between the Company and the Seller, this Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior

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

discussions, negotiations and agreements between them, including the Term Sheet, dated January 18, 2002, the Confidentiality Letter Agreement dated January 18, 2002 among the Purchaser and the Seller, and the Exclusivity Letter Agreement, dated January 18, 2002, among the Purchaser, the Seller, and the Principal Shareholders, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

         8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.4 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of any of the parties hereto, such party acknowledges and confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         8.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party; provided that Langer and the Purchaser may assign this Agreement to a corporation, partnership, limited liability company, or other entity of which either Langer or the Purchaser maintains majority control; and provided further that Langer shall agree to guaranty the obligations hereunder of such assignee.

         8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by its President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.7 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of this Agreement relating to a time period or scope of activities is declared by a court of competent jurisdiction to exceed the maximum permissible time period or scope of activities, as the case may be, the time period or scope of activities shall be reduced to the maximum which such court deems enforceable.

         8.9 Expenses. Except as set forth in Section 2.6(d) with respect to $10,000 of expenses incurred by the Seller, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

         8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.12 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

         8.13 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         8.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

         8.16 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

         8.17 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

         8.18 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Purchased Assets.

         8.19 Publicity. No public announcement or other publicity regarding this Agreement or the transactions contemplated hereby shall be made prior to or after the date hereof without the prior written consent of Langer, the Purchaser, and the Seller as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude any party or its affiliates from making any public announcement or filing pursuant to any federal or state securities laws or stock exchange rules.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.



LANGER, INC.                               GOODFOOT ACQUISITION CO.

By:      /s/ Andrew H. Meyers              By:      /s/ Anthony J. Puglisi
         --------------------                       ----------------------
         Name:  Andrew H. Meyers                    Name:  Anthony J. Puglisi
         Title: President                           Title: Vice President



BENEFOOT, INC.                             BENEFOOT PROFESSIONAL PRODUCTS, INC.

By:      /s/ Jason M. Kraus                By:      /s/ Paul Langer
         ------------------                         ---------------
         Name:  Jason M. Kraus                      Name:  Paul Langer
         Title: President                           Title: President



                 /s/ Jason Kraus                          /s/ Paul Langer
                 ---------------                          ---------------
                   JASON KRAUS                              PAUL LANGER

                                TABLE OF EXHIBITS



Exhibit                          Description                                  Section
                                                                             Reference
   1    Promissory Notes                                                        2.5
   2    Bill of Sale, Assignment, and Assumption Agreement                      6.1
   3    Lock-Up Agreement                                                       6.1
   4    Registration Rights Agreement                                           6.1
   5    Kraus Employment Agreement                                              6.1
   6    Langer Employment Agreement                                             6.1
   7    Consulting Agreement                                                    6.1
   8    Non-Competition, Non-Solicitation, and Confidentiality Agreements       6.1
   9    Legal Opinion of Jenkins & Gilchrist Parker Chapin LLP                  6.1
  10    Assignment and Assumption of Office Lease                               6.1
  11    Legal Opinion of Kane Kessler, P.C.                                     6.2

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